UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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2023 proxy statement

ALIGHT, INC. 4 Overlook Point Lincolnshire, IL 60069 Notice of Annual Meeting of Stockholders

DATE AND TIME Wednesday, May 17, 2023 1:00 pm Central Time

VIRTUAL LOCATION

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALIT2023.

You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

Items of Business

1. To elect the director nominees listed in the Proxy Statement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

3. To approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers.

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 27, 2023. A list of the stockholders of record at the close of business on March 27, 2023 will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/ALIT2023 when you enter your 16-Digit Control Number.

Voting By Proxy

To ensure your shares are voted, you may vote your shares by proxy over the Internet, by telephone or by mail. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Martin T. Felli

Chief Legal Officer and Corporate Secretary

April 5, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 17, 2023: The Notice of Internet Availability, this Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com. As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to stockholders over the Internet. We sent a Notice of Internet Availability of Proxy Materials on or about April 5, 2023 to our stockholders of record at the close of business on March 27, 2023. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. A list of the stockholders of record at the close of business on March 27, 2023 will also be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/ALIT2023.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Proxy Voting Methods

If you were a stockholder of record at the close of business on March 27, 2023, you may vote your shares (i) in advance of the Annual Meeting, over the internet, by telephone or by mail, or (ii) at the Annual Meeting, by proxy or over the internet. You may also revoke your proxies at the times and in the manners described in the “Questions and Answers About our Annual Meeting” section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record planning to vote before the Annual Meeting, your internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 16, 2023 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET

• Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

• You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

• From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

• You will need the 16-digit number included on your proxy card in order to vote by telephone.

BY MAIL

• Mark your selections on the proxy card if you have received a paper copy of the proxy.

• Date and sign your name exactly as it appears on your proxy card.

• Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

2023 PROXY STATEMENT

CONTENTS

Notice of Annual Meeting of Stockholders

Proxy Voting Methods

1	2023 Proxy Statement Summary

1	Background

2	Proposals

2	Board Characteristics

2	Experience and Skills

3	Company Performance Highlights

4	Corporate Governance Highlights

4	Executive Compensation Highlights

5	Investor Engagement

5	Awards and Recent Recognition

6	Proposal 1: Election of Directors

7	Our Board of Directors

14	Director Compensation

16	Executive Officers

19	Corporate Governance

25	Security Ownership of Certain Beneficial Owners and Management

27	Certain Relationships and Related Person Transactions

33	Executive Compensation

53	Proposal 2: Appointment of Independent Registered Public Accounting Firm

56	Proposal 3: To Approve, on an Advisory (Non-Binding) Basis, the 2022 Compensation Paid to Our Named Executive Officers

57	Future Stockholder Proposals and Nominations

58	Questions and Answers About Our Annual Meeting

A-1	Appendix A: Reconciliation of GAAP and Non-GAAP Information

1

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include, but are not limited to, statements that relate to expectations regarding future financial performance, and business strategies or expectations for our business. Forward-looking statements can often be identified by the use of words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” or similar expressions or the negative thereof. These forward-looking statements are based on information available as of the date of this report and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required by law. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could affect future results, include, but are not limited to, those discussed under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Website and Social Media Disclosure

We use our website (www.alight.com) and our corporate Facebook (http://www.facebook.com/AlightGlobal), Instagram (@alight_solutions), LinkedIn (www.linkedin.com/company/alightsolutions), Twitter (@alightsolutions), and YouTube (www.youtube.com/c/AlightSolutions) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. The contents of our website and social media channels are not, however, a part of this Proxy Statement.

2	2023 PROXY STATEMENT

2023 Proxy Statement Summary

This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s performance in the fiscal year ended December 31, 2022 (“Fiscal 2022”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) that accompanied this Proxy Statement.

Background

DATE AND TIME	PLACE – VIRTUALLY VIA WEBCAST
May 17, 2023	Participate in the Annual Meeting by
1:00 pm Central Time	visiting our Annual Meeting Website at
www.virtualshareholdermeeting.com/ALIT2023

RECORD DATE — March 27, 2023

VOTING

Stockholders of record as of the close of business on the record date are entitled to vote for each director nominee and for each of the other proposals to be voted on at the Annual Meeting. Each share of Alight Class A common stock (the “Company Class A common stock”) and Alight Class V common stock (the “Company Class V common stock” and, collectively with the Company Class A common stock “Common Stock”) is entitled to one vote.

VIRTUAL SHAREHOLDER MEETING

Our 2023 Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board of Directors (the “Board”) and management, and enhancing participation. Stockholders at the close of business on the record date will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. Certain of our executive officers, as well as our independent registered public accounting firm, are expected to be available to answer questions. For further information on the virtual meeting, please see the “Notice of Annual Meeting of Stockholders” and “Proxy Voting Methods” sections of this Proxy Statement.

1

2023 PROXY STATEMENT SUMMARY

Proposals

Proposal		Board Recommendation	More Information

i.	To elect the director nominees listed in the Proxy Statement.	FOR each Nominee	on page 6

ii.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.	FOR	on page 53

iii.	To approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers.	FOR	on page 56

Board Characteristics

Experience and Skills

Skill	William P. Foley, II	Daniel S. Henson	David N. Kestnbaum	Richard N. Massey	Erika Meinhardt	Regina M. Paolillo	Kausik Rajgopal	Stephan D. Scholl	Peter F. Wallace	Denise Williams
Strategic planning	●	●	●	●	●	●	●	●	●	●
Organizational Design / Governance	●	●	●	●	●	●	●	●	●	●
Technology / Product Dev	●	●		●		●	●	●
Cybersecurity	●	●				●
Financial control / Audit	●	●	●	●	●	●			●
Marketing / Social Media	●	●		●	●			●
People / Comp / Benefits	●	●	●	●	●	●	●	●	●	●
Leadership	●	●	●	●	●	●	●	●	●	●
International Operations	●	●		●		●	●	●		●
Diversity, Equity & Inclusion	●	●			●	●	●	●		●
Prior CEO Experience	●	●		●		●		●
Industry Knowledge Experience	●	●	●	●	●	●	●	●	●	●
Public/Gov’t Affairs External & Crisis Communications	●	●		●		●

2	2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY

Company Performance Highlights

Solid foundation supports ongoing

transformation into 2022 and beyond.

•	Grew full year revenue 7.4% to $3,132 million and Adjusted EBITDA 6.1% to $659 million(1)
•	BPaaS full year revenue growth of 44.6% to $564 million
•	BPaaS full year bookings on a total contract value basis increased from $602 million in 2021 to $871 million in 2022, well above the $680-$700 million target
•	$2.9 billion of revenue for FY 23 under contract as of January 1, 2023

1 Please see Appendix A for a reconciliation of Adjusted EBITDA and Net Income (Loss) and other supplemental financial information.

2 Retention defined as prior year’s active client revenue compared to the following year.

3

2023 PROXY STATEMENT SUMMARY

Corporate Governance Highlights

BOARD PRACTICES

●	Non-executive chair

●	9 out of 10 Directors are independent

●	Fully independent standing Board committees

●	Annual Board and committee self-evaluations

●	Structured process for Board’s risk oversight

●	Related party transaction approval by Audit Committee

STOCKHOLDER MATTERS

●	Recommended annual “Say-on-Pay” advisory vote

OTHER BEST PRACTICES

●	Robust share ownership guidelines for Officers and Directors

●	Executive compensation clawback policy

●	Board and committee oversight of environmental, social & governance matters

●	Code of Conduct

Executive Compensation Highlights

4	2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY

Investor Engagement

We engage with investors and analysts through conference calls, broker conferences, one-on-one meetings, and non-deal roadshows throughout the year. We typically discuss our financial position, strategic priorities, business outlook, and other topics of importance to investors. As we continue to grow as a public company, we will continue to engage with our stockholders regarding our ESG efforts and corporate governance practices, among other topics. We are committed to maintaining an active dialogue with investors to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices, and public disclosures.

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board, including each of the committees of the Board, or with the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s Corporate Secretary by email at Corporate.Secretary@alight.com or by mail at 4 Overlook Point, Lincolnshire, Illinois 60069, who will forward such communication to the appropriate party.

Awards and Recent Recognition

•	Great Place to Work® for the fifth consecutive year

•	Recognized in Seramount’s Inclusion Index for inclusive workplace environment

•	Best Place to Work by Parents@Work

•	Top 100 companies for remote workers by Flexjobs for the sixth consecutive year

•	2023 Stevie® Awards Gold Winner for Sales & Customer Service

•	Recognized by Seramount as a Top Companies for Executive Women, a Best Company for Dads, and a Top 100 Best Company for 2022

•	Top 100 Best Companies for 2022 by Seramount

•	Top 100 Hybrid Role Employer by Flexjobs in 2022

•	Stephan Scholl recognized by Crain’s Chicago Business 2022 Notable Executive in HR and Diversity, Equity and Inclusion (DE&I)

•

In 2021, Alight earned a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index for the third consecutive year and was also designated a Best Place to Work for LGBTQ+ Equality

•	Alight has also received recognition from the Black EOE Journal, Hispanic Network Magazine, US Veterans Magazine and Professional Woman’s Magazine

5

PROPOSAL 1 Election of Directors

Our Board is currently comprised of ten directors. As described in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Board is currently divided into three classes. The term of our Class II directors expires at this Annual Meeting, the term of our Class III directors expires at the annual meeting of stockholders in 2024 and the term of our Class I directors expires at the annual meeting of stockholders in 2025. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated Daniel S. Henson, Richard N. Massey, Kausik Rajgopal and Stephan D. Scholl to serve as Class II directors, with a three-year term expiring in 2026, for election at the Annual Meeting. Action will be taken at the Annual Meeting for the election of these four Class II Director nominees.

The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.

MEETING	CLASS OF DIRECTORS STANDING FOR ELECTION	TERM IF ELECTED

2023 Annual Meeting	Class II	Three-year term expiring at 2026 Annual Meeting

2024 Annual Meeting	Class III	Three-year term expiring at 2027 Annual Meeting

2025 Annual Meeting	Class I	Three-year term expiring at 2028 Annual Meeting

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Daniel S. Henson, Richard N. Massey, Kausik Rajgopal and Stephan D. Scholl as Class II directors. Daniel S. Henson, Richard N. Massey, Kausik Rajgopal and Stephan D. Scholl currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the Common Stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the election of each of the four Class II Director nominees named above.

6	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors

The biographies of each of our current directors, including our Class II director nominees, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Other than as provided by our Investor Rights Agreement, no arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee. Eight of our current directors, Mr. Foley, Mr. Henson, Mr. Kestnbaum, Mr. Massey, Ms. Meinhardt, Ms. Paolillo, Mr. Wallace, and Ms. Williams, were designated pursuant to our Investor Rights Agreement. See “Certain Relationships and Related Person Transactions – Investor Rights Agreement – Designation Rights.”

NAME	AGE	POSITION

William P. Foley, II	78	Chairman

Daniel S. Henson	62	Director

David N. Kestnbaum	41	Director

Richard N. Massey	67	Director

Erika Meinhardt	64	Director

Regina M. Paolillo	64	Director

Kausik Rajgopal	49	Director

Stephan D. Scholl	52	Chief Executive Officer and Director

Peter F. Wallace	48	Director

Denise Williams	62	Director

Class II Directors

Daniel S. Henson, Director

DIRECTOR SINCE 2021 AGE 62 COMMITTEES Audit Compensation Nominating and Corporate Governance (Chair)

Previously, Mr. Henson served as the non-executive chairman of Alight Holding Company, LLC, (f/k/a Tempo Holding Company, LLC) (“Alight Holdings”) our predecessor entity, from May 2017 to July 2021. Mr. Henson serves as the non-executive chairman of Paysafe Ltd. (NYSE: PSFE) (“Paysafe”), a payments platform that connects businesses and consumers across payment types. Mr. Henson also serves as non-executive chairman of IntraFi Network (formerly Promontory Intrafinancial Network), a leading provider of deposit placement services operating in the Washington D.C. area. Prior to serving in these roles, Mr. Henson had served as a non-executive chairman of Exeter Finance, a director of Healthcare Trust of America and the lead director of OnDeck Capital. Mr. Henson worked with the General Electric Company (“GE”) for 29 years and held a variety of senior positions at GE and GE Capital, including Chief Marketing Officer of GE and Six Sigma Quality Leader at GE Capital. He also served as the Chief Executive Officer of a number of GE Capital’s financial services businesses in the U.S. and internationally. Starting in 2008, Mr. Henson was responsible for all GE Capital commercial leasing and lending businesses in North America. From 2009 to 2015, Mr. Henson also oversaw capital markets activities at GE Capital and GE Capital’s industrial loan company bank in Utah. Mr. Henson holds a B.B.A. in Marketing from George Washington University. Mr. Henson’s qualifications to serve on the Board include his extensive experience with GE and GE Capital and his other directorships, including on a public company board.

7

PROPOSAL 1: ELECTION OF DIRECTORS

Richard N. Massey, Director

DIRECTOR SINCE 2021 AGE 67 COMMITTEES Compensation (Chair)

Mr. Massey served as Chairman of Foley Trasimene Acquisition Corp. (“FTAC”) from April 2021 to July 2021. He also has served as Chief Executive Officer of FTAC from March 2020 to July 2021 and served as a member of the FTAC board of directors from May 2020 to July 2021. In addition, he serves as a Senior Managing Director of Trasimene Capital Management LLC and has served as Chief Executive Officer of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae”) since November 2019. Mr. Massey has also served as the Chief Executive Officer of Austerlitz Acquisition Corp. I (NYSE: AUS) and Austerlitz Acquisition Corp. II (NYSE: ASZ) from January 2021 through December 2022 and served as a director of each company from February 2021 until April 2022. Mr. Massey also served as Chief Executive Officer of Foley Trasimene Acquisition Corp. II from July 2020 until March 2021 and as a director from August 2020 until March 2021. Mr. Massey served as the Chairman and principal shareholder of Bear State Financial, Inc., a publicly traded financial institution from 2011 until April 2018. Mr. Massey has served on the boards of directors of Cannae since June 2018 and of Dun & Bradstreet (NYSE: DNB) (“DNB”) since February 2019. Mr. Massey previously served on Black Knight Inc.’s board of directors from December 2014 until July 2020 and on Fidelity National Financial (NYSE: FNF)’s (“FNF”) board of directors from February 2006 until January 2021. Mr. Massey has been a partner in Westrock Capital, LLC, a private investment partnership, since January 2009. Prior to that, Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation and served as a Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also formerly served as a director of Fidelity National Information Services Inc. (“FIS”), Bear State Financial, Inc. and FGL Holdings. Mr. Massey is also a director of the Oxford American Literary Project and of the Arkansas Razorback Foundation. Mr. Massey has a long track record in corporate finance and investment banking, as a financial, strategic and legal advisor to public and private businesses, and in identifying, negotiating and consummating mergers and acquisitions. Mr. Massey’s qualifications to serve on the board of directors of the Company include his significant financial expertise and experience on the boards of a number of public companies.

8	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Kausik Rajgopal, Director

DIRECTOR SINCE 2023 AGE 49 COMMITTEES None

Mr. Rajgopal has served as Executive Vice President of People & Sourcing at PayPal Holdings, Inc. since June 2021, where he leads the company’s global human resources, procurement, real estate and the payments markets and partnership teams. Before joining PayPal, from 2006 to 2021, Mr. Rajgopal played several leadership roles at McKinsey & Company, including serving as the global lead for the payments practice and as managing partner for the San Francisco and Silicon Valley offices and for the Western U.S. Region. Most recently from July 2012 to June 2021, Mr. Rajgopal was the firm’s co-managing partner for the United States, where he was responsible for client services across all industry sectors as well as people initiatives. Mr. Rajgopal serves as chair of the board and executive committee of the Bay Area Council, and as vice chair of the Stanford Graduate School of Business Advisory Council. He holds undergraduate degrees in industry engineering and political science, as well as an MBA from Stanford University. Mr. Rajgopal’s qualifications to serve on the Board include his unique blend of senior leadership expertise in human resources, technology, payments and financial services.

Stephan D. Scholl, Director and Chief Executive Officer

DIRECTOR SINCE 2021 AGE 52 COMMITTEES None

Mr. Scholl has more than 25 years of experience in the industry. Prior to joining Alight in April 2020, Mr. Scholl served as President of Infor Global Solutions from April 2012 to July 2018. Prior to that, from 2011 until 2012, Mr. Scholl served as President and Chief Executive Officer of Lawson Software from 2011 until 2012. In addition, Mr. Scholl served in various senior roles at both Oracle and Peoplesoft for more than a decade, including leading Oracle’s North America Consulting Group and leading its Tax and Utilities Global Business unit. Since September 2018, Mr. Scholl has served on the boards of Avaya Holdings Corp. (NYSE: AVYA) and 1010 Data, a leader in analytical intelligence and alternative data. Mr. Scholl holds a bachelor’s degree from McGill University in Montreal.

9

PROPOSAL 1: ELECTION OF DIRECTORS

Class III Directors (Terms to Expire in 2024)

William P. Foley, II, Chairman

DIRECTOR SINCE 2021 AGE 78 COMMITTEES Nominating and Corporate Governance

Mr. Foley has served as the non-executive Chairman of the board of directors of Alight since April 2021 and served on the board of its predecessor, FTAC from May 2020 through April 2021 and as the Executive Chairman of FTAC from March 2020 until May 2020. Mr. Foley has served as the Chairman of Cannae since July 2017 (including as non-executive Chairman since May 2018). Mr. Foley has served as the Managing Member and a Senior Managing Director of Trasimene Capital Management, LLC, a private company that provides certain management services to Cannae, since November 2019. Mr. Foley is a founder of FNF and has served as Chairman of the board of directors of FNF since 1984. He served as Chief Executive Officer of FNF until May 2007 and as President of FNF until December 1994. Mr. Foley has also served as Chairman of DNB since February 2019 and as Executive Chairman since February 2022. Mr. Foley served as director of System 1, Inc. (NYSE: SST) from January 2022 through March 2023. Mr. Foley formerly served as Chairman of Black Knight, Inc. (NYSE: BKI), Chairman of Paysafe (NYSE: PSFE), Co-Chairman of FGL Holdings (NYSE: FG), as Vice Chairman of FIS, and as a director of Ceridian HCM Holdings, Inc. (NYSE: CDAY) and special purpose acquisition companies Foley Trasimene Acquisition Corp., Foley Trasimene Acquisition Corp. II, Austerlitz Acquisition Corporation I (NYSE: ASZ), Austerlitz Acquisition Corporation II (NYSE: ASZ), and Trebia Acquistion Corp.

Mr. Foley is Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC, which is the private company that owns the Vegas Golden Knights, a National Hockey League team. He is also the founder and owner of Foley Family Wines Inc., a private company, and Chairman of Foley Wines Ltd., a New Zealand company. Mr. Foley serves on the boards of numerous foundations, including The Foley Family Charitable Foundation and the Cummer Museum of Art and Gardens. He is a founder, trustee and director of The Folded Flag Foundation, a charitable foundation that supports our nation’s Gold Star families.

After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley received his M.B.A. from Seattle University and his J.D. from the University of Washington.

Mr. Foley’s qualifications to serve on the Board include more than 30 years as a director and executive officer of FNF, his strategic vision, his experience as a board member and executive officer of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating mergers and acquisitions.

10	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

David N. Kestnbaum, Director

DIRECTOR SINCE 2021 AGE 41 COMMITTEES None

Mr. Kestnbaum served as a member of the board of directors of Alight Holdings from May 2017 to July 2021. Mr. Kestnbaum is a Senior Managing Director in the Private Equity Group at Blackstone Inc. (“Blackstone”). Since joining Blackstone in 2013, Mr. Kestnbaum has been involved in the execution of Blackstone’s investments in Alight, Ancestry, Candle Media, Merlin, Encore, Packers Sanitations Services Inc., Cloverleaf Cold Storage, SESAC, SERVPRO, Tradesmen, Outerstuff, Allied Barton Security Services, DJO Global and AVINTIV, and in evaluating investment opportunities across multiple sectors, including Business Services, Transportation & Logistics, Travel & Leisure, Apparel, and various other industries. Before joining Blackstone, Mr. Kestnbaum was a Vice President of Vestar Capital Partners, where he analyzed and executed private equity investments in multiple different sectors. Prior to Vestar, Mr. Kestnbaum worked in investment banking as a member of JPMorgan’s Financial Sponsor Group, where he executed a variety of private equity-related M&A and financing transactions. He currently serves as a Director of Ancestry, Candle Media, Encore, SERVPRO, SESAC and Tradesmen, and was previously a Director of AlliedBarton Security Services, DJO Global, Outersuff, and Packers Sanitation Services, Inc. Mr. Kestnbaum holds a B.A. in Political Science from The University of North Carolina at Chapel Hill. Mr. Kestnbaum’s qualifications to serve on the board of directors of the Company include his extensive experience with Blackstone’s portfolio investments and his other directorships.

Peter F. Wallace, Director

DIRECTOR SINCE 2021 AGE 48 COMMITTEES Compensation

Mr. Wallace served as a member of the board of directors of Alight Holdings from May 2017 to July 2021. Mr. Wallace is a Senior Managing Director and serves as co-head of U.S. Acquisitions for Blackstone’s Private Equity Group. Since joining Blackstone in 1997, Mr. Wallace has led or been involved in Blackstone’s investments in Alight, AlliedBarton Security Services, Allied Waste, American Axle & Manufacturing, Centennial Communications, Centerplate (formerly Volume Services America), CommNet Cellular, GCA Services, LocusPoint Networks, Michaels Stores, New Skies Satellites, Outerstuff, Ltd., Packers Sanitation Services Inc., Pinnacle Foods/Birds Eye Foods, PSAV, SeaWorld Parks & Entertainment (formerly Busch Entertainment Corporation), Service King, Sirius Satellite Radio, Tradesmen International, Universal Orlando, Vivint, Vivint Solar, and The Weather Channel Companies. Mr. Wallace serves on the board of directors of Outerstuff, Ltd., Service King, Tradesmen International, Vivint (NYSE: VVNT) and Vivint Solar. Mr. Wallace received a B.A. from Harvard College, where he graduated magna cum laude. Mr. Wallace’s qualifications to serve on the board of directors of the Company include his extensive experience with Blackstone’s portfolio investments and his other directorships, including of a public company board.

11

PROPOSAL 1: ELECTION OF DIRECTORS

Class I Director Nominees (Terms to Expire in 2025)

Erika Meinhardt, Director

DIRECTOR SINCE 2021 AGE 64 COMMITTEES Audit

Ms. Meinhardt has served as a member of the board of directors of Cannae since July 2018. Since January 2018, Ms. Meinhardt has served as Executive Vice President of FNF. She previously served as President of National Agency Operations for FNF’s Fidelity National Title Group from February 2005 until January 2018. Prior to assuming that role, she served as Division Manager and National Agency Operations Manager for FNF from 2001 to 2005. Ms. Meinhardt previously served as a director of Foley Trasimene Acquisition Corp. II from August 2020 to March 2021 and as a director of Austerlitz Acquisition Corp. I (NYSE: AUS) and Austerlitz Acquisition Corp. II (NYSE: ASZ) from February 2021 to December 2022. Ms. Meinhardt’s qualifications to serve on the Board include her experience as an executive of FNF and in managing and growing complex business organizations as President of FNF’s National Agency Operations.

Regina M. Paolillo, Director

DIRECTOR SINCE 2021 AGE 64 COMMITTEES Audit (Chair) Nominating and Corporate Governance

Ms. Paolillo served as the Executive Vice President, Chief Financial & Administrative Officer of TTEC Holdings, Inc. (Nasdaq: TTEC) (“TTEC”) from 2011 to 2022. Between 2009 and 2011, Ms. Paolillo was an Executive Vice President for enterprise services and Chief Financial Officer at Trizetto Group, Inc., a privately held professional services company serving the healthcare industry. Between 2007 and 2008, Ms. Paolillo served as a Senior Vice President, operations group for General Atlantic, a leading global growth equity firm. Between 2005 and 2007, Ms. Paolillo served as an Executive Vice President for revenue cycle and mortgage services at Creditek, a Genpact subsidiary. Prior to Creditek’s acquisition by Genpact, between 2003 and 2005 and during 2002 and 2003, Ms. Paolillo was Creditek’s Chief Executive Officer and Chief Financial Officer, respectively. Ms. Paolillo also served as the Chief Financial Officer and Executive Vice President for corporate services at Gartner, Inc., an information technology research and advisory company. Ms. Paolillo is a member of the board of directors of Unisys Corporation (NYSE: UIS). Ms. Paolillo holds a B.S. in accounting from University of New Haven. Ms. Paolillo’s qualifications to serve on the Board include her experience as an executive of TTEC, her experience as a Chief Financial Officer of three organizations and her experience on a public company board.

12	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Denise Williams, Director

DIRECTOR SINCE 2023 AGE 62 COMMITTEES None

Ms. Williams has served as Chief People Officer at FIS, a global leader in financial services technology since April 2016. Between 2001 and 2016, Ms. Williams served in several capacities for IBM. Most recently, from May 2011 to April 2016, Ms. Williams served as Vice President, Human Resources North America, from May 2007 to May 2011 she was the Director Human Resources – Global Hardware Sales, from May 2004 to May 2007, she was the Director Human Resources – Websphere, and from June 2001 to May 2004 she was the Program Manager of Executive Compensation & Succession Planning. Ms. Williams previously held human resources roles at Alliance Bernstein, First Data, Avis and Coopers & Lybrand. Ms. Williams earned her bachelor’s degree from SUNY Albany and is a current member of organizations including the Human Resources Policy Association and the Center on Executive Compensation. Ms. Williams’ qualifications to serve on the Board include her more than 25 years of experience in human resources and her leadership experience across numerous market-leading organizations.

13

Director Compensation

William P. Foley, II, Daniel S. Henson, Richard N. Massey, Erika Meinhardt, and Regina M. Paolillo received compensation for serving on our Board during the year ended December 31, 2022. Employee directors and directors employed by Blackstone currently receive no compensation for serving on the Board. However, all directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of the Board.

Description of Director Compensation.

With respect to Fiscal 2022, the compensation program for non-employee directors (other than directors affiliated with Blackstone) consisted of the following:

COMPENSATION TYPE	ANNUAL AMOUNT

Chairperson of the Board annual cash retainer	$500,000

Board member annual equity grant	$150,000

Board member annual cash retainer(1)	$70,000

Committee chair annual cash retainer	$30,000 Audit Committee $20,000 other committees

Committee member annual cash retainer	$15,000 Audit Committee $10,000 other committees

(1) For the purpose of clarification, the Board member annual cash retainer is not paid to the Chairperson.

Cash retainers are paid on a quarterly basis. Non-employee directors can elect to receive fully vested shares of the Company Class A common stock in lieu of cash payment or split such quarterly payments into designated percentages of cash and shares of the Company Class A common stock.

Equity Ownership Guidelines

The Compensation Committee maintains equity ownership guidelines to promote substantial equity ownership by the Board and align their interests with the interests of our long-term stockholders. Each non-employee Director who receives compensation for their service on the Board is required to own equity equal to a multiple of their retainer, reflecting such Director’s role and level of responsibility. Directors who have not yet met their equity ownership requirements are required to retain 100% of their after-tax shares until the share ownership requirement is met. Directors have five years to meet their ownership requirements after becoming a Director.

TITLE/POSITION	STOCK OWNERSHIP REQUIREMENT

Chairperson of the Board	10x Retainer

All Other Non-Employee Directors	5x Retainer

14	2023 PROXY STATEMENT

DIRECTOR COMPENSATION

Director Compensation for 2022

The following table provides summary information concerning the compensation of our directors, other than our employee directors and those affiliated with Blackstone, for the year ended December 31, 2022.

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	ALL OTHER COMPENSATION	TOTAL

William P. Foley, II	$509,992	$148,799	—	$658,791

Daniel S. Henson	$112,208	$148,799	—	$261,007

Richard N. Massey	$89,995	$148,799	—	$238,793

Erika Meinhardt	$85,003	$148,799	—	$233,802

Regina M. Paolillo	$109,997	$148,799	—	$258,796

(1) Amounts reported represent annual cash retainers and Committee fees paid to our non-employee directors for Fiscal 2022. Mr. Massey and Ms. Meinhardt elected to receive 100% of their pro-rated annual cash retainers in the form of unrestricted shares of the Company Class A common stock paid quarterly. Ms. Paolillo elected to receive 100% of her pro-rated annual cash retainer in the form of unrestricted shares of the Company Class A common stock for Q1 and Q2 and elected to receive 50% of her pro-rated annual cash retainer in the form of unrestricted shares of the Company Class A common stock and 50% in cash for Q3 and Q4. Mr. Foley elected to receive 60% of his pro-rated annual cash retainer in the form of unrestricted shares of the Company Class A common stock and 40% in cash for Q1 and Q2 and elected to receive 75% of his pro-rated annual cash retainer in the form of unrestricted shares of the Company Class A common stock and 25% in cash for Q3 and Q4. Mr. Henson elected to receive 100% of his pro-rated annual cash retainer in the form of cash paid quarterly.

(2) Amounts reported represent the aggregate Grant Date (as defined below) fair value of time-vested RSU awards granted to our non-employee directors in Fiscal 2022, calculated in accordance with FASB ASC Topic 718. The Grant Date fair value with respect to the time-vested RSUs is calculated by multiplying the number of shares subject to the RSUs by $6.825, the average opening and closing of the Company Class A common stock on July 1, 2022 (the “Grant Date”). The time-vested RSUs vest on July 1, 2023 subject to the director’s continued active service with Alight through the vesting date, except in the case of death, disability, termination within six months prior to a change-in-control or within eighteen months following a change-in-control, and certain involuntary terminations. As of December 31, 2022, the number of outstanding RSUs held by our non-employee directors was as follows: 21,802 time-vested RSUs held by each of Mr. Henson, Mr. Massey, Ms. Meinhardt and Ms. Paolillo. As of December 31, 2022, Mr. Foley held 105,136 time-vested RSUs and, assuming achievement of the performance metrics at target performance levels 250,000 performance-vested RSUs.

15

Executive Officers

NAME	AGE	POSITION

Stephan D. Scholl	52	Chief Executive Officer and Director

Katie J. Rooney	44	Chief Financial Officer

Gregory R. Goff	51	Chief Technology and Delivery Officer

Cesar Jelvez	49	Chief Professional Services and Global Payroll Officer

Dinesh V. Tulsiani	49	Chief Strategy Officer

Martin T. Felli	55	Chief Legal Officer & Corporate Secretary

Michael J. Rogers	41	Chief Human Resources Officer

As Mr. Scholl also serves as a director of the Company, his information is presented above in this Proxy Statement under the heading “Proposal 1 – Election of Directors - Directors, Executive Officers and Corporate Governance – Class II Directors.”

Katie J. Rooney, Chief Financial Officer

OFFICER SINCE 2017 AGE 44

Ms. Rooney has more than 20 years of experience in the industry. Prior to joining Alight in May 2017, Ms. Rooney served as the Chief Financial Officer for Aon Hewitt from January 2016 to May 2017. Prior to that, she served across various financial roles within Aon Hewitt and Aon from January 2009 to December 2015, including Chief Financial Officer of the Outsourcing business, the Finance Chief Operating Officer and Assistant Treasurer for Aon. Before joining Aon, Ms. Rooney worked in Investment Banking at Morgan Stanley. Ms. Rooney serves on the Board of Trustees for Window to the World Communications, Inc., owner of WTTW and WFMT. Ms. Rooney holds a B.B.A. in Finance from the University of Michigan.

16	2023 PROXY STATEMENT

EXECUTIVE OFFICERS

Gregory R. Goff, Chief Technology and Delivery Officer

OFFICER SINCE 2020 AGE 51	Mr. Goff has more than 15 years of experience in the industry. Prior to joining Alight in May 2020, Mr. Goff served as Chief Product Officer of Uptake since 2015. Mr. Goff served as Chief Technology Officer of Morningstar from 2011 through 2015. Prior to that, Mr. Goff served in a number of technology roles at Nielsen and Accenture. Mr. Goff serves on the board of directors of InMoment, a consumer experience provider. Mr. Goff holds a B.S. degree in electrical engineering from the University of Illinois at Urbana-Champaign.

Cesar Jelvez, Chief Professional Services and Global Payroll Officer

OFFICER SINCE 2020 AGE 49	Mr. Jelvez has more than 20 years of experience in the industry. Prior to joining Alight in May 2020, Mr. Jelvez was a partner at Elixirr from November 2019 to May 2020. From August 2017 through November 2019, Mr. Jelvez was Global Leader of Strategic Programs and Global Delivery Services at Infor. From September 2014 through August 2017, Mr. Jelvez was Vice President of Digital Enterprise Application Services at DXC Technology. Prior to that, Mr. Jelvez served in a number of roles at Cognizant Technology Solutions, Infosys, IBM Global Business Services and Accenture. Mr. Jelvez holds a M.S. degree in finance and investment from the University of York in the United Kingdom.

Dinesh V. Tulsiani, Chief Strategy Officer

OFFICER SINCE 2017 AGE 49	Mr. Tulsiani previously served as Alight’s Head of Strategy and Corporate Development. Prior to joining Alight in September 2017, from 2013 to 2017, Mr. Tulsiani led corporate development for Aon’s HR solutions segment and served in various other key strategic roles with Aon, including Senior Vice President, Corporate Strategy and Vice President, Corporate Development and Strategy at Hewitt Associates. Prior to that, he worked at IHS Markit from 2007 to 2010 and Ernst & Young LLP from 1999 to 2005. Mr. Tulsiani holds a B.B.A. in Finance and Economics from Delhi University and an M.B.A. from Wake Forest University. Mr. Tulsiani is also a Chartered Financial Analyst.

17

EXECUTIVE OFFICERS

Martin T. Felli, Chief Legal Officer & Corporate Secretary

OFFICER SINCE 2023 AGE 55	Mr. Felli has more than 27 years of legal experience. Prior to joining Alight, Mr. Felli served as Executive Vice President, Chief Legal and Chief Administrative Officer at Blue Yonder Holding, Inc., a Blackstone and New Mountain Capital sponsored company, from 2018 to April 2022. Prior to that, Mr. Felli held other key legal leadership roles at Blue Yonder from 2013 to 2018, was General Counsel and Corporate Counsel at Ecotality, Inc., from 2011 to 2013, and held additional senior legal positions across a broad range of organizations including Clear Channel Outdoor, Inc., from 2006 to 2011, and HBO, from 2000 to 2004. In 2014, Mr. Felli voluntarily filed for personal bankruptcy under Chapter 7 in connection with certain real estate investments made from 2006-2008, and the bankruptcy was discharged on December 30, 2014. Mr. Felli holds a juris doctor degree from the University of Pennsylvania Law School and a B.A. magna cum laude from Baruch College. Mr. Felli serves on the board of trustees of the Phoenix Country Day School in Phoenix, Arizona.

Michael J. Rogers, Chief Human Resources Officer

OFFICER SINCE 2020 AGE 41	Mr. Rogers has more than 15 years of experience in the industry. Prior to joining Alight in June 2020, Mr. Rogers served as Chief People Officer of NGA Human Resources from March 2017 to June 2020. Prior to that, Mr. Rogers held key human resources roles across a variety of companies, including Vistaprint, where he played a key role in driving its rapid growth across Europe, and Travelocity (lastminute.com). Mr. Rogers holds a degree in Business with first- class honors from the University of Brighton, Brighton, England.

18	2023 PROXY STATEMENT

Corporate Governance

Board Leadership Structure

Our Board understands that there is no single approach to providing board leadership. Given the very competitive and rapidly developing business environment in which we operate, the right Board leadership structure may vary as circumstances change. Our Amended and Restated Bylaws (“Bylaws”) provide that the Board appoints our corporate officers, including our Chief Executive Officer (“CEO”). Our Nominating and Corporate Governance Committee periodically reviews the Company’s governance structure and practices, including applicable provisions of our Certificate of Incorporation and Bylaws.

We do not have a fixed rule about separation of the Chairperson and CEO positions, or whether our Chairperson should be an employee or elected from among non-employee directors. We believe it is in the best interests of the Company to have flexibility to evaluate our leadership structure over time as part of our ongoing succession planning processes. Our Corporate Governance Guidelines, which are available on our investor website at investor.alight.com under the heading “Governance—Governance documents”, provide that an independent “Lead Director” may be elected from among the independent directors when the Chairperson of the Board is not an independent director or when the Chairperson of the Board is the CEO. We do not currently have a Lead Director.

Our Board Leadership structure currently separates the positions of CEO and Chairperson of the Board. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our CEO, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chairperson and CEO based on then-current circumstances.

Our Board believes that the structure of the Board and its committees will provide strong overall management of the Company.

Code of Conduct

The Company has adopted a Code of Conduct, which was refreshed in 2022 and is available on the Company’s website at investor.alight.com. Our Code of Conduct has been developed to help directors and employees around the world efficiently resolve ethical issues in our complex global business environment. The Code of Conduct applies to all directors and employees without limitation. The Code of Conduct covers a variety of topics, including those required to be addressed by the SEC. Topics covered include, among other things, conflicts of interest, confidentiality of information, and compliance with applicable laws and regulations. Directors and employees receive periodic updates regarding corporate governance policies and are informed when material changes are made to the Code of Conduct. The Audit Committee oversees, reviews and periodically updates the Code of Conduct, reviews any significant violations of the Code of Conduct, reviews requests of waivers of the Code of Conduct by executive officers and directors and reviews the Company’s systems to monitor compliance with and enforcement of the Code of Conduct.

19

CORPORATE GOVERNANCE

The Company will make any legally required disclosures regarding amendments to, or waivers of, certain provisions of its Code of Conduct and Ethics on its website. There were no amendments or waivers of the provisions of the Code of Conduct with respect to any of our officers or directors in 2022. The information contained on, or accessible from, the Company’s website is not part of this proxy statement, by reference or otherwise.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past year has served, (i) as a member of the compensation committee or of the board of directors of another entity, one or more of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board. We are party to certain transactions with the Sponsor Investors (as defined below) and their affiliates as described in “Certain Relationships and Related Person Transactions.”

Management Succession Planning

The Nominating and Corporate Governance Committee may periodically review a succession plan relating to the CEO and other executives that report to the CEO that is developed by management. The succession plan will include, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. The Nominating and Corporate Governance Committee will from time to time make recommendations to the Board with respect to the selection of individuals to occupy these positions.

Board and Committee Self-Evaluations

Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and identify opportunities for improvement. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and selecting or recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board set forth in our Investor Rights Agreement. The Nominating and Corporate Governance Committee considers various factors including: strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought, an ability to work collegially with the other members of the Board, diversity of age, gender, nationality, race, ethnicity, and sexual orientation, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, career experience, relevant technical skills or business acumen, and the size, composition and combined expertise of the existing Board. The Board monitors the mix of specific experience, qualifications and skills of its directors so that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

Retirement Policy

The Board does not believe that there should be a fixed term or retirement age for directors but will consider each director’s tenure and the average tenure of the Board when determining who to nominate for election at an upcoming stockholder meeting.

20	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Director Independence

Under the rules of the New York Stock Exchange (“NYSE”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of NYSE. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of NYSE, the board of directors must affirmatively determine that the members of the Compensation Committee are independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has determined that all of our non-employee directors meet the applicable criteria for independence established by NYSE. Stephan Scholl does not qualify as independent under the NYSE Rules due to his employment as our CEO. In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management.

Committees of the Board; Committee Appointments

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board is described below.

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

William P. Foley, II

Daniel S. Henson

David N. Kestnbaum

Richard N. Massey

Erika Meinhardt

Regina M. Paolillo

Kausik Rajgopal

Peter F. Wallace

Denise Williams

    Chairperson of the Board                 Committee Chair                  Committee Member

21

CORPORATE GOVERNANCE

The Audit Committee’s members are Regina M. Paolillo (Chair), Daniel S. Henson and Erika Meinhardt. The Compensation Committee’s members are Richard N. Massey (Chair), Daniel S. Henson and Peter F. Wallace. The Nominating and Corporate Governance Committee’s members are Daniel S. Henson (Chair), William P. Foley, II and Regina M. Paolillo. Members will serve on these committees until their resignation or until as otherwise determined by the Board.

Audit Committee

All members of the Audit Committee have been determined to be “independent” under SEC rules and NYSE listing standards applicable to boards of directors in general and audit committees in particular, and each member is also financially literate under NYSE listing standards. Additionally, Regina M. Paolillo qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Company’s Audit Committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•	reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures;

•	reviewing the Company’s cybersecurity program and controls; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at investor.alight.com.

Compensation Committee

All members of the Compensation Committee have been determined to be “independent” under SEC rules and NYSE listing standards applicable to boards of directors in general and compensation committees in particular. The Company’s Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining the compensation of the Company’s officers and key employees;

•	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•	administering the Company’s equity compensation plans;

•	reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans;

•	considering the risks arising from the Company’s compensation policies and practices; and

22	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

•	establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at investor.alight.com.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Committee have been determined to be “independent” under NYSE listing standards applicable to board of directors in general. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•	evaluating the performance of the Board and of individual directors;

•	considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•	overseeing succession planning for management;

•	reviewing developments in corporate governance practices, including related to environmental, social and governance matters;

•	evaluating the adequacy of the corporate governance practices and reporting; and

•	developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s website at investor.alight.com.

Board and Committee Meetings; Attendance

Directors are encouraged to attend our annual meetings of stockholders and, at our inaugural 2022 annual meeting of stockholders, seven of our eight directors at the time attended the meeting. During the year ended December 31, 2022, the Board held five meetings, the Audit Committee held seven meetings, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met seven times. In 2022, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.

The Board’s Role in Risk Oversight

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders, with a view to enhancing long-term stockholder value. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with the Company’s stockholders, including any applicable terms of the Investor Rights Agreement. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company. The Board exercises direct oversight of strategic risks to the Company in regular coordination with the Company’s management. The Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. Each committee is charged with risk oversight and reports to the Board on those matters.

23

CORPORATE GOVERNANCE

Environmental, Social, and Governance (ESG)

ESG Governance

Our Board, as a whole and through its standing committees, works closely with our executive team to govern and manage ESG initiatives. While the full Board has ultimate responsibility for ESG matters that impact our business, the Nominating and Corporate Governance Committee exercises primary Board oversight of ESG risk management, strategy, initiatives, and policies. Alight also maintains an ESG Management Committee, which is comprised of cross-functional leaders across the Alight management team and drives our ESG strategy development and implementation. It is led by our Chief Legal Officer and Corporate Secretary, who has primary responsibility for corporate governance, the legal and compliance function, and risk management and by our Chief Human Resources Officer.

ESG Accomplishments

Alight’s ESG strategy is based on ongoing assessments and prioritization of the non-financial topics designated as critical to our long-term success and positive impact. These priority areas are informed by insights gleaned from our assessment of various ESG factors and our ongoing engagement with stakeholders inside and outside Alight. In 2022, we published our inaugural Global Impact Report and launched an ESG page on Alight’s corporate website. Both can be found on our website at alight.com/about/esg. The Alight Global Impact Report details the work we do every day to advance our ESG initiatives and highlights the progress we made over the past year. We believe that our commitment in these strategic areas will support long-term value creation for our stockholders, help achieve sustainable business success, and ultimately help improve the health and wellbeing of the communities, employees, and their families that Alight influences.

The Board’s Role in Human Capital Management and Talent Development

Our Board plays an integral role in human capital management by ensuring that Alight has a strong, performance-driven senior management team in place. In connection with this responsibility, our Board oversees the development and retention of senior management talent as part of the succession planning process for our CEO as well as the members of the Company’s executive leadership team that directly report to our CEO.

Through regular reviews, the Board is actively engaged and involved in executive talent management and provides input on important decisions in this area. High potential leaders are considered for additional leadership roles and developmental opportunities needed to prepare them for greater responsibilities. We are focused on building a diverse and inclusive workforce to support a culture of openness and innovation at Alight, so we periodically assess with the Board the talent pool of candidates just below the executive leadership team level to help maintain a robust and diverse talent pipeline.

While our Nominating and Corporate Governance Committee has the primary responsibility to develop succession plans for the CEO position, it regularly reports to the Board and decisions are made at the Board level. In connection with this responsibility for developing succession plans, our Board reviews, at least annually, the short, medium and long-term succession plans for the Company’s senior management, including the CEO. This annual review also includes a review of the Company’s broader human capital management practices around culture, engagement, and diversity and inclusion.

24	2023 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Alight’s Class A common stock and Class V common stock as of March 27, 2023 by:

•	each of Alight’s named executive officers and directors;

•	all executive officers and directors of Alight as a group; and

•	each person known by Alight to be the beneficial owner of more than 5% of the shares of any class of Alight’s Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The percentage of beneficial ownership of shares of Alight’s Common Stock is calculated based on the following outstanding shares as of March 27, 2023: (i) an aggregate of 497,280,331 shares of Class A common stock and (ii) an aggregate of 44,135,874 shares of Class V common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 4 Overlook Point, Lincolnshire, Illinois 60069.

BENEFICIAL OWNERSHIP AS OF MARCH 27, 2023
NAME	SHARES OF CLASS A COMMON STOCK	% OF CLASS A COMMON STOCK	SHARES OF CLASS V COMMON STOCK	% OF CLASS V COMMON STOCK	% OF TOTAL VOTING POWER

Directors and Named Executive Officers

William P. Foley, II(1)	11,878,236	2.4%	—	—	2.2%

Daniel S. Henson	635,983	*	42,121	*	*

David N. Kestnbaum	—	—	—	—	—

Richard N. Massey	1,274,084	*	—	—	*

Erika Meinhardt(2)	54,522	*	—	—	*

Regina M. Paolillo	42,536	*	—	—	*

Kausik Rajgopal	—	—	—	—	—

Peter F. Wallace	—	—	—	—	—

Denise Williams	—	—	—	—	—

Stephan D. Scholl	4,384,576	*	—	—	*

Katie J. Rooney	758,004	*	69,620	*	*

Gregory R. Goff	182,343	*	—	—	*

Cesar Jelvez	184,134	*	—	—	*

Dinesh V. Tulsiani	166,793	*	82,945	*	*

All Directors and Executive Officers as a Group (16 persons)	19,604,037	3.9%	194,686	*	3.7%

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP AS OF MARCH 27, 2023
NAME	SHARES OF CLASS A COMMON STOCK	% OF CLASS A COMMON STOCK	SHARES OF CLASS V COMMON STOCK	% OF CLASS V COMMON STOCK	% OF TOTAL VOTING POWER

5% Holders

Blackstone Inc.(3)	31,271,617	6.3%	31,184,461	70.7%	11.5%

Cannae Holdings, Inc.(4)	52,477,062	10.6%	—	—	9.7%

FPR Partners, LLC(5)	32,243,960	6.5%	—	—	6.0%

The Vanguard Group(6)	27,125,829	5.5%	—	—	5.0%

ArrowMark Colorado Holdings, LLC(7)	26,255,426	5.3%	—	—	4.8%

* Percentage owned is less than 1.0%

(1) Consists of 5,044,932 shares of Class A common stock held directly by William P. Foley, II; 171,878 shares of Class A common stock held directly by Trasimene Capital FT, LLC (“Trasimene GP”), and 6,661,426 shares of Class A common stock held directly by Bilcar FT, LP (“Bilcar”). William P. Foley, II is the sole member of Bilcar FT, LLC (“Bilcar FT”), which, in turn, is the sole general partner of Bilcar. William P. Foley, II is also the sole member of Trasimene GP. Because of the relationships between William P. Foley, II and Bilcar, Bilcar FT, LLC, and Trasimene GP, William P. Foley, II may be deemed to beneficially own the securities reported herein to the extent of his pecuniary interests. William P. Foley, II disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, if any. Mr. Foley and the entities referred to in this footnote are sometimes referred to collectively herein as “Foley.”

(2) Consists of 44,522 shares of Class A common stock held by Erika Meinhardt and 10,000 shares of Class A common stock held by a trust of which Erika Meinhardt is the trustee.

(3) Reflects 31,214,589 shares of Class A common stock held by BX Tempo ML Holdco 1 L.P. and 57,028 shares of Class A common stock and 31,184,461 shares of Class V common stock directly held by BX Tempo ML Holdco 2 L.P (together, the “Blackstone Funds”).

The general partner of BX Tempo ML Holdco 1 L.P. is BX Tempo MP Holdco GP L.L.C. Blackstone Capital Partners VII (IPO) NQ L.P. and Blackstone Capital Partners VII.2 (IPO) NQ L.P. are the members of BX Tempo ML Holdco 1 GP L.L.C.

The general partner of BX Tempo ML Holdco 2 L.P. is BX Tempo ML Holdco 2 GP L.L.C. Blackstone Capital Partners VII NQ L.P., BCP VII SBS Holdings L.L.C., Blackstone Family Investment Partnership VII-ESC NQ L.P. and BTAS NA Holdings L.L.C. are the members of BX Tempo ML Holdco 2 GP L.L.C.

The general partner of each of Blackstone Capital Partners VII NQ L.P., Blackstone Capital Partners VII (IPO) NQ L.P. and Blackstone Capital Partners VII.2 (IPO) NQ L.P. is Blackstone Management Associates VII NQ L.L.C., the sole member of which is BMA VII NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The sole member of BCP VII SBS Holdings L.L.C. is Blackstone Side-by-Side Umbrella Partnership L.P., the general partner of which is Blackstone Side-by-Side Umbrella GP L.L.C., the sole member of which is Blackstone Holdings III L.P., the general partner of which is Blackstone Holdings III GP L.P., the general partner of which is Blackstone Holdings III GP Management L.L.C.

The general partner of Blackstone Family Investment Partnership VII – ESC NQ L.P. is BCP VII Side-by-Side GP NQ L.L.C., the sole member of which is Blackstone Holdings II L.P. The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates-NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II Preferred Stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(4) Based on a Schedule 13D filed with the SEC on March 15, 2022, by Cannae Holdings, Inc. and Cannae Holdings, LLC. The reported shares of common stock consists of 48,273,325 shares of Class A common stock directly owned by Cannae Holdings, LLC and 4,203,737 shares of Class A common stock held by Cannae Funding, LLC, each a wholly owned subsidiary of Cannae Holdings, Inc. Cannae Holdings, LLC and Cannae Funding, LLC are wholly owned subsidiaries of Cannae Holdings, Inc. Each of Cannae Holdings, Inc. and Cannae Holdings, LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent such entity actually exercises voting or dispositive power with respect to such securities. The address for Cannae Holdings, Inc. is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(5) Based on a Schedule 13G filed with the SEC on February 14, 2023, by and on behalf of FPR Partners, LLC, Andrew Raab, and Bob Peck. The reported shares of Class A common stock are held directly by certain limited partnerships, collectively. FPR acts as investment manager to the limited partnerships and may be deemed to indirectly beneficially own securities owned by the limited partnerships. Andrew Raab and Bob Peck are the Senior Managing Members of FPR and may be deemed to indirectly beneficially own securities owned by FPR and the limited partnerships. Each of FPR Partners, LLC, Andrew Raab and Bob Peck disclaims beneficial ownership of the shares of Class A common stock except to the extent of their respective pecuniary interest therein. The address for FPR Partners, LLC is 405 Howard Street, 2nd Floor, San Francisco, CA 94105.

(6) Based on Schedule 13G filed with the SEC on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7) Based on Schedule 13G filed with the SEC on February 14, 2023. The address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this proxy statement any failure to file such reports by those due dates. Based solely on the Company’s review of the copies of Forms 3, 4 and 5 furnished to us and written representations by directors and executive officers, the Company believes that during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to such persons were met in a timely manner, with the exception of one Form 4 filing each for Stephan Scholl, Katie Rooney, Cathinka Wahlstrom, Michael Rogers, Gregory Goff, Dinesh Tulsiani, Cesar Jelvez and Richard N. Massey reporting one transaction each, as each such filing was made after the applicable deadline.

26	2023 PROXY STATEMENT

Certain Relationships and Related Person Transactions

Policy Regarding Transactions with Related Persons

The Company has adopted a formal written policy (the “Policy”) setting forth policies and procedures for the review and approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC. Our related party transaction policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we are to be a participant and where the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest) and all material facts with respect thereto.

Because the Company operates primarily in the business-to-business market and several institutional investors are related parties by virtue of owning more than 5% of the Company’s Common Stock and also own 10% or greater of a number of other firms, corporations or other entities, potential related party transactions may arise in the ordinary course of the Company’s business. In order to streamline the review and approval process, the Policy provides that if the Chief Legal Officer determines it is impractical or undesirable to wait until the next Audit Committee meeting to consummate a Related Party Transaction, the chairperson of the Audit Committee may review and approve such transactions in accordance with the guidelines set out in the Policy, and then report all such approvals at the next regularly scheduled Audit Committee meeting.

Once a potential related party transaction has been reported, our Chief Legal Officer will then promptly communicate that information to the Audit Committee or the chairperson of the Audit Committee, as applicable. At its meetings, the Audit Committee shall be provided with the details of each of the new proposed and approved related party transactions, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the proposed transaction and the benefits of the proposed transaction to the Company and to the relevant related party. Any member of the Audit Committee who has an interest in the related party transaction under review by the Audit Committee will be required to abstain from voting on the approval of the related party transaction, but may, if so requested by the chairperson of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.

Additionally, all members of the Executive Leadership Team and certain other senior leaders have received training regarding conflicts of interest and the process for management to proactively provide updates to the Company’s legal and corporate compliance functions regarding any changes in their related party relationships. Additionally, all newly appointed executive officers and key leaders receive conflict of interest training and any disclosed conflicts are documented accordingly.

Indemnification of Directors and Officers

The Company’s bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). In addition, the Company’s Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

27

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

There is no material pending litigation or proceeding naming any of Alight’s directors or officers for which indemnification is currently being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Support and Services Agreement

In connection with the closing of Alight’s separation from Aon, Alight Holdings entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, Alight engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. In addition, pursuant to the support and services agreement, Blackstone, without discrete compensation, actively monitors the operations of Alight and evaluates strategic transactions and other initiatives that Blackstone views as potentially beneficial for Alight. Alight pays or reimburses BMP and its affiliates for out-of-pocket costs and expenses incurred by BMP and its affiliates and is required to indemnify BMP and its affiliates and related parties, in each case, in connection with the provision of such services under the support and services agreement.

The support and services agreement contemplates that Blackstone’s group purchasing program is available to Alight and that in the event Alight hires a financial advisor, consultant, investment banker or any similar advisor in connection with any acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction, the parties will negotiate in good faith to agree upon appropriate services, compensation, indemnification and other terms upon which BMP or its affiliates would be hired for such services, provided that Alight is not obligated to hire BMP or its affiliates for such services.

The Business Combination

On July 2, 2021 (the “Closing Date”), FTAC completed the business combination (the “Business Combination”) with Alight Holdings contemplated by the Business Combination Agreement (as amended and restated as of April 29, 2021) between FTAC, Alight Holdings and other interested parties (the “Business Combination Agreement”). On the Closing Date, pursuant to the Business Combination Agreement, FTAC became a wholly owned subsidiary of Alight, Inc. and was renamed Alight Group, Inc. As a result of the Business Combination, and by virtue of such series of mergers and related transactions, the combined company is now organized in an “Up-C” structure, in which substantially all of the assets and business of Alight are held by Alight Holdings, of which Alight is the managing member pursuant to the terms of the Alight Holdings Operating Agreement (as defined below) that went into effect upon the completion of the Business Combination. As of December 31, 2022, Alight owned approximately 88% of the economic interest in Alight Holdings but has 100% of the voting power and controls the management of Alight Holdings.

Arrangements Involving Other Stockholders that Beneficially Own More than 5% of Any Class of Stock

Transactions with 5% Holders

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial institutions, become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of voting securities of the Company, and, as a result, are considered a “related party” under the Policy. These organizations may provide services to the Company. In addition, the Company may provide services to these organizations.

During the fiscal year ended December 31, 2022, we recognized revenue of approximately $0.8 million for providing professional services to Blackstone.

28	2023 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In November 2022, we conducted a secondary offering of shares of Company Class A common stock. The Company did not sell any shares of Class A common stock in the offering and did not receive any proceeds from the offering. Blackstone Securities Partners, L.P., an affiliate of Blackstone, served as underwriter of 2,300,000 of the 23,000,000 shares of Company Class A common stock sold in the offering, with underwriting discounts and commissions of $0.29 per share paid by the selling stockholders, for an aggregate amount of $667,000.

In March 2023, we conducted a secondary offering of shares of Company Class A common stock. The Company did not sell any shares of Class A common stock in the offering and did not receive any proceeds from the offering. Blackstone Securities Partners, L.P., an affiliate of Blackstone, served as underwriter of 5,290,000 of the 52,900,000 shares of Company Class A common stock sold in our March 2023 secondary offering, with underwriting discounts and commissions of $0.29 per share paid by the selling stockholders, for an aggregate amount of $1,534,100.

Transactions with Portfolio Companies

Our Sponsor Investors and our Legacy Investors (as defined below) are majority investors in, have control over, or are otherwise affiliated with many other companies. We have entered, and may in the future enter, into commercial transactions in the ordinary course of our business with some of these companies, including the sale of products and services and the purchase of products and services. We monitor those transactions with portfolio companies of our Sponsor Investors who are actively involved with the management of the Company and inform the Audit Committee of transactions which require their oversight and approval under the Policy. None of these transactions or arrangements, in isolation, has been or is expected to be material to Alight.

During the fiscal year ended December 31, 2022, we recognized revenue of approximately $42.8 million, $1.1 million, $4.0 million, and an immaterial amount for services we provided to entities affiliated with Blackstone, the New Mountain Investors, the GIC Investors, and Foley, respectively. During the same period, we paid approximately $20.5 million, $0.1 million, an immaterial amount, and $0.2 million, for products and services we received from entities affiliated with Blackstone, the New Mountain Investors, the GIC Investors, and Foley, respectively.

Post-Business Combination Arrangements

We entered into certain agreements with certain of our pre-Business Combination investors in connection with the closing of the Business Combination The agreements described in this section are qualified in their entirety by reference to the full text of such agreements, which have been filed as exhibits to our annual report on Form 10-K. These agreements include:

•	Second Amended and Restated Limited Liability Company Agreement of Alight Holdings (see the section below entitled “The Alight Holdings Operating Agreement”);

•	Tax Receivable Agreement (see the section below entitled “Tax Receivable Agreement”);

•	Investor Rights Agreement (see the section below entitled “Investor Rights Agreement”); and

•	Registration Rights Agreement (see the section below entitled “Registration Rights Agreement”).

The Alight Holdings Operating Agreement

Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of Alight Holdings was amended and restated in its entirety to become the Second Amended and Restated Limited Liability Company Agreement of Alight Holdings, dated as of July 2, 2021, by and among Alight Holdings, the Company, certain subsidiaries of the Company and the other members of Alight Holdings, and was amended further pursuant to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Alight Holdings, dated as of December 1, 2021, by and between Alight, Inc., Bilcar FT, LP, Trasimene Capital FT, LP and Alight Holdings.

29

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tax Receivable Agreement

Concurrently with the completion of the Business Combination, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with FTAC, Alight Holdings, and certain of the former direct and indirect equityholders of Alight Holdings, including the shareholders former equity holders of Tempo Blocker I, LLC, a Delaware limited liability company (“Tempo Blocker 1”), Tempo Blocker II, LLC, a Delaware limited liability company (“Tempo Blocker 2”), Blackstone Tempo Feeder Fund VII, L.P., a Delaware limited partnership (“Tempo Blocker 3”), and New Mountain Partners IV Special (AIV-E), LP, a Delaware limited partnership (“Tempo Blocker 4” and, together with Tempo Blocker 1, Tempo Blocker 2 and Tempo Blocker 3, the “Tempo Blockers”) the Tempo Blockers (such equityholders, together with the Company, the “TRA Parties”) and Blackstone Capital Partners VII NQ L.P., as the representative of the TRA Parties (“the TRA Party Representative”), in substantially the form attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 12, 2021. The Tax Receivable Agreement provides for the payment by the Company to such TRA Parties of 85% of the benefits, if any, that the Company is deemed to realize (calculated using certain assumptions) as a result of (i) the Company’s direct and indirect allocable share of existing tax basis acquired in the Business Combination, (ii) increases in the Company’s allocable share of existing tax basis and tax basis adjustments that will increase the tax basis of the tangible and intangible assets of Alight Holdings as a result of the Business Combination and as a result of sales or exchanges of the limited liability company interests of Alight Holdings (the “Alight Holdings Units”) for shares of Class A common stock after the Business Combination and (iii) the Company’s utilization of certain tax attributes of the Tempo Blockers (including the Tempo Blockers allocable share of existing tax basis), and of certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These increases in existing tax basis and tax basis adjustments generated over time may increase (for tax purposes) depreciation and amortization deductions and, therefore, may reduce the amount of tax that the Company would otherwise be required to pay in the future, although the Internal Revenue Service may challenge all or part of the validity of that tax basis, and a court could sustain such a challenge. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreement is an obligation of the Company and not of Alight Holdings. While the amount of existing tax basis, the anticipated tax basis adjustments and the actual amount and utilization of tax attributes, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges of Alight Holdings Units for shares of Class A common stock, the applicable tax rate, the price of shares of our Class A common stock at the time of exchanges, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the size of the transfers and increases in the tax basis of the tangible and intangible assets of Alight Holdings and our possible utilization of tax attributes, including existing tax basis acquired at the time of the Business Combination, the payments that the Company may make under the Tax Receivable Agreement may be substantial. The payments under the Tax Receivable Agreement are not conditioned on the exchanging holders of Alight Holdings Units or other TRA Parties continuing to hold ownership interests in the Company or Alight Holdings. To the extent payments are due to the TRA Party Representative under the Tax Receivable Agreement, the payments are generally required to be made within ten business days after the tax benefit schedule (which sets forth the Company’s realized tax benefits covered by the Tax Receivable Agreement for the relevant taxable year) is finalized. The Company is required to deliver such a tax benefit schedule to the TRA Parties’ representative, for its review, within ninety calendar days after the due date (including extensions) of the Company’s federal corporate income tax return for the relevant taxable year. For more information regarding our accrued liability under the TRA as of December 31, 2022, see Note 15 “Tax Receivable Agreement” to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

Investor Rights Agreement

In connection with the closing of the Business Combination, on July 2, 2021, the Company, Trasimene Capital FT, LP, Bilcar, Cannae Holdings, LLC (“Cannae LLC”) and THL FTAC LLC (collectively with Trasimene Capital FT, LP, Bilcar and Cannae LLC,

30	2023 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

and together with their affiliated transferees, the “Sponsor Investors”), each of the funds and investment vehicles affiliated with Blackstone that holds equity interests in the Company or Alight Holdings following the completion of the Business Combination (collectively and together with their affiliated transferees, the “Blackstone Investors”), New Mountain Partners IV (AIV-E) L.P. and New Mountain Partners IV (AIV-E2) L.P. (collectively, the “New Mountain Investors”), Jasmine Ventures Pte. Ltd. and Platinum Falcon B 2018 RSC Limited (collectively with the Blackstone Investors and the New Mountain Investors, and together with each of their respective affiliated transferees, the “Legacy Investors”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to terms of the Investor Rights Agreement, as amended on February 2, 2023, the Board is to be composed of ten directors as follows: (i) three directors designated by the Sponsor Investors, (ii) three directors designated by the Blackstone Investors, (iii) two directors jointly designated by the Sponsor Investors and the Blackstone Investors (who will, in each case, be an independent director under applicable SEC and NYSE listing rules), (iv) one director to be nominated by the Board following consultation with the Blackstone Investors and the Sponsor Investors and (v) the CEO of the Company.

Designation Rights

For so long as the Sponsor Investors beneficially own at least 50% of the Common Stock held by the Sponsor Investors on the Closing Date, the Sponsor Investors will retain the right to designate three directors and Cannae LLC (or, if Cannae LLC is no longer party to the Investor Rights Agreement, the applicable designator for the Sponsor Investors at such time) will retain the right to jointly with the Blackstone Investors, designate two directors. If the Sponsor Investors hold less than 50% of the Common Stock held by the Sponsor Investors on the Closing Date, they will have the right to designate (1) if they collectively beneficially own at least 7.5% of the aggregate outstanding Common Stock, three directors, (2) if they collectively beneficially own at least 6.25% (but less than 7.5%) of the aggregate outstanding Common Stock, two directors; and (3) if the Sponsor Investors collectively beneficially own at least 2.5% (but less than 6.25%) of the aggregate outstanding Common Stock, one director. In addition, Cannae (or, if Cannae is no longer party to the Investor Rights Agreement, the applicable designator for the Sponsor Investors at such time) will have the right to jointly with the Blackstone Investors, designate two directors, and to consent to any individual nominated for election to the Board seat initially occupied by the chief executive officer of the Company, for so long as the Sponsor Investors collectively beneficially own at least 7.5% of the aggregate outstanding Common Stock.

Additionally, for so long as the Blackstone Investors beneficially own at least 50% of the aggregate outstanding Common Stock held by the Blackstone Investors on the Closing Date, the Blackstone Investors will retain the right to designate three directors and the right to jointly with Cannae LLC designate two directors. If the Blackstone Investors collectively beneficially own less than 50% of the aggregate outstanding Common Stock held by the Blackstone Investors on the Closing Date, the Blackstone Investors will have the right to designate (1) if the Blackstone Investors beneficially own at least 7.5% of the aggregate outstanding Common Stock, three directors, (2) if the Blackstone Investors beneficially own at least 6.25% (but less than 7.5%) of the aggregate outstanding Common Stock, then two directors and (3) if the Blackstone Investors beneficially own at least 2.5% (but less than 6.25%) of the aggregate outstanding Common Stock, then the Blackstone Investors are entitled to appoint one director. In addition, for so long as the Blackstone Investors beneficially own at least 7.5% of the aggregate outstanding Common Stock, then the Blackstone Investors will remain entitled to jointly with Cannae LLC (or the replacement Sponsor Investor designator) designate two directors and to consent to any individual nominated for election to the Board seat initially occupied by the chief executive officer of the Company.

Under the Investor Rights Agreement, any director that has been designated by the Blackstone Investors or the Sponsor Investors may only be removed with the consent of such investor, and the Blackstone Investors and Sponsor Investors (or, if applicable, the joint designator) will be entitled to appoint replacement designees in the event a vacancy is created with respect to one of their designees.

The Company has agreed to include the applicable designees in its slate of nominees for election at any stockholder meetings and to use reasonable best efforts to cause each designee to be elected. Each of the Sponsor Investors and the Legacy Investors agreed with the Company that it would vote in favor of the Board’s slate of nominees.

31

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights Agreement

In connection with the Business Combination, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 2, 2021, with the Sponsor Investors, the Blackstone Investors, and the other Legacy Investors (collectively, the “RRA Parties”). Pursuant to the Registration Rights Agreement, the Company, filed a Registration Statement to permit the public resale of all the registrable securities held by the RRA Parties from time to time as permitted by Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC on August 23, 2021. In addition, upon the demand of any such RRA Party, the Company will be required to facilitate a non-shelf registered offering of shares of Class A common stock requested by such RRA Party to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include shares of the Class A common stock to be sold by the Company for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, the RRA Parties will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.

In addition, the Registration Rights Agreement entitles the RRA Parties to demand and be included in a shelf registration when the Company is eligible to sell its shares of Class A common stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act.

The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

32	2023 PROXY STATEMENT

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation philosophy, objectives and practices; our compensation setting process; the elements of our executive compensation program; and the compensation of each of the following individuals, who were our named executive officers (“NEOs”) for 2022:

•	Stephan D. Scholl, Chief Executive Officer (“CEO”)

•	Katie J. Rooney, Chief Financial Officer (“CFO”)

•	Gregory R. Goff, Chief Technology and Delivery Officer

•	Cesar Jelvez, Chief Professional Services and Global Payroll Officer

•	Dinesh V. Tulsiani, Chief Strategy Officer

EXECUTIVE SUMMARY

Compensation Philosophy and Objectives

Our compensation policies and programs are designed to support the achievement of our business plans by motivating, retaining and attracting exceptional talent. Our ability to compete effectively in the marketplace depends on the knowledge, capabilities and integrity of our leaders. Our compensation policies and programs help create a high-performance, outcome-driven and principled culture by holding leaders accountable for delivering results, developing our employees and exemplifying our core values. In addition, we believe our compensation policies and programs for leaders and employees are appropriately balanced, reinforcing short-term and long-term results, and as such would not drive behavior that would have an adverse effect on our business.

The Compensation Committee of our Board is responsible for overseeing our executive compensation practices. Each year, the Compensation Committee reviews our executive compensation and benefits programs to assess whether the programs are aligned with our business strategies, the competitive practices of our peer companies and our stockholders’ interests.

The three key objectives of our executive compensation programs are:

•	Attract, motivate, and retain high performing talent in a highly competitive market;

•	Encourage and reward corporate and individual performance that creates and sustains stockholder value; and

•	Deliver competitive compensation for the achievement of annual and long-term results.

To achieve our objectives, we developed an executive compensation program that focuses on:

•	Pay for Performance: ensuring a substantial portion of executive compensation is variable or “at risk” and directly linked to both Company and individual performance;

33

EXECUTIVE COMPENSATION

•	Competitive Market Practice: providing total compensation opportunities that are competitive with peers to attract and retain executives with exceptional levels of experience, skills and education;

•

Stockholder Alignment: aligning executive incentives with the long-term interests of stockholders through equity-based compensation, “at-risk” compensation linked to challenging performance goals which promote long-term stockholder value, and stock ownership requirements; and

•	Retention: establishing multi-year vesting of performance-vested compensation such that an executive must remain with the Company to receive value from an award.

Policies and Practices for Establishing Compensation Packages

Elements of Compensation

The table below describes the generally applicable primary elements of our NEOs’ compensation for 2022.

COMPONENT	DESCRIPTION

Base Salary	Base salary comprises the smallest component of our NEOs’ compensation.

Annual Incentive Plan (“AIP”)

AIP is delivered in the form of cash and is predominantly tied to Company achievement of annual financial and non-financial objectives.

• 80% of AIP payout is based on Company financial performance – namely Adjusted EBITDA, which is then further adjusted to exclude the impact of certain other items determined by our Compensation Committee to arrive at the measure for AIP, and revenue.

• 20% of AIP payout is based on individual objectives that may be either financial or non-financial and support our overall business strategy.

Long-Term Incentives (“LTI”)

LTI comprises the majority of our NEOs’ compensation.

• 50% of LTI is delivered in the form of performance-vested restricted stock units (“PRSUs”) that only vest at the end of the applicable performance period if the Company meets pre-determined performance criteria. These performance criteria can include strategic financial metrics tied to our long-term business plan.

• 50% of LTI is delivered in the form of time-vested restricted stock units (“RSUs”) that typically vest over a three-year service period.

2022 Say on Pay Results

We held a stockholder advisory vote on executive compensation in 2022, commonly referred to as a “say-on-pay vote,” which resulted in stockholder approval by over 88% of the votes cast on the advisory proposal. We take the views of our stockholders seriously and view this vote result as an indication that the principles of our executive compensation program are strongly supported by our stockholders.

Additionally, in 2022 our stockholders indicated their approval of the Board’s recommendation that we solicit a say-on-pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this annual meeting.

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How We Make Compensation Decisions

As our executive compensation program evolves as a public company, it will reflect the belief that the amount earned by our NEOs must depend on achieving rigorous Company and individual performance objectives designed to enhance stockholder value. We have made and intend to continue to make changes to our executive compensation programs with the goal of aligning our programs with our executive compensation philosophy and also take into consideration the feedback received from stockholders via our annual advisory vote on executive compensation.

Competitive Benchmarking

The Compensation Committee establishes the elements of compensation for our executives after a review of compensation market data from the peer group described below. The Compensation Committee reviews each element of compensation independently and in the aggregate to determine the right mix of elements, and associated amounts, for each executive that the Compensation Committee believes best helps further our goals of motivating and retaining our executives, achieving our strategic business plans, and enhancing total shareholder return.

Competitive Peer Group

In determining the design and the amount of each element of compensation, the Compensation Committee, with the assistance of its independent compensation consultant, Mercer (US) Inc., conducts a thorough annual review of competitive market information. The Compensation Committee reviews data from major published surveys and proxy information of peer companies in the professional services and technology-focused industry segments.

The Compensation Committee, with assistance from its compensation consultant, developed a competitive peer group, which the Compensation Committee used to review executive compensation for 2022 (the “Peer Group”). The Peer Group consists of companies that reflect a mix of professional services and technology-focused companies that we compete with for executive talent with industry-specific knowledge and experience. The Peer Group also includes companies in the data processing and outsourcing services, application software and human resources and employment services sectors, as well as management and Board recommendations. Additionally, the Peer Group companies were selected to represent companies with median revenues of $3.7 billion and a median market capitalization of $6.83 billion. While the Compensation Committee uses peer group market data percentiles as reference points in setting executive compensation, it does not target specific benchmark percentiles for any element of compensation or total direct compensation for the executive officers.

The following table sets forth the companies included in our Peer Group used to review executive compensation for 2022.

COMPETITIVE PEER GROUP

ASGN Incorporated	EPAM Systems, Inc.	TriNet Group, Inc.

Black Knight, Inc.	ExlService Holdings Inc.	TTEC Holdings, Inc.

Broadridge Financial Solutions	Genpact Limited	WEX Inc.

CACI International, Inc.	HealthEquity, Inc.	WNS (Holdings) Ltd.

Ceridian HCM Holding Inc.	Insperity, Inc.

Citrix Systems, Inc.	Paychex, Inc.

Overview of 2022 Compensation

Annual Base Salary

Our philosophy is to pay base salaries that are commensurate with the applicable NEO’s experience and expertise, taking into account, among other things, the recommendation of the Consultant and competitive market data for executives with similar roles

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and responsibilities. The Compensation Committee does not benchmark to a specific percentile within that data. The Compensation Committee reviews each NEO’s base salary annually considering market salary data, relative compensation within the executive group, an assessment of corporate performance, as well as individual performance of each NEO. For fiscal year 2022, the Compensation Committee approved a base salary increase for Messrs. Goff (5.6%) and Tulsiani (5.9%) to better position their salary relative to our other NEO’s.

NAME	BASE SALARY AS OF DECEMBER 31, 2022	BASE SALARY AS OF DECEMBER 31, 2021

Stephan D. Scholl	$800,000	$800,000

Katie J. Rooney	$500,000	$500,000

Gregory R. Goff	$475,000	$450,000

Cesar Jelvez	$475,000	$475,000

Dinesh V. Tulsiani	$450,000	$425,000

Annual Incentive Plan

The AIP provides our NEOs and other eligible employees an opportunity to share in the Company’s success by aligning annual incentive compensation with annual performance. The AIP encourages the achievement of our internal annual business goals and rewards attainment of those goals through funding of the Company-wide AIP bonus pool that was approved by the Compensation Committee at the start of the performance year. The bonus pool funding for target performance was determined after considering our financial results from the prior year and the annual operating budget for the performance year. The alignment of the AIP with our internal annual business goals is intended to motivate all participants to achieve and exceed our annual performance objectives which directly impacts the level of funding of the AIP bonus pool. To maintain alignment of pay and performance, the Compensation Committee may exercise discretion to determine the extent to which the AIP bonus pool is funded, as well as the amount of AIP payment received by each NEO.

The financial performance measures for fiscal year 2022, which represent 80% of the total AIP payout opportunity, are Adjusted EBITDA and revenue, each as defined below. The remaining 20% is based on the assessment of individual performance. The table below describes the target AIP participation rate and potential AIP payout range for each named executive officer.

NAME	2022 TARGET AIP PARTICIPATION RATE AS A PERCENTAGE OF BASE SALARY	POTENTIAL AIP PAYOUT RANGE AS A PERCENTAGE OF TARGET AIP PARTICIPATION RATE

Stephan D. Scholl	200%	0-150%

Katie J. Rooney	100%	0-150%

Gregory R. Goff	75%	0-150%

Cesar Jelvez	75%	0-150%

Dinesh V. Tulsiani(1)	75%	0-150%

(1) Mr. Tulsiani’s target AIP participation rate was increased from 70% to 75% effective April 1, 2022, as part of the annual performance and compensation review process.

AIP Financial Performance Measures

Our priorities for fiscal year 2022 were to drive business growth and create stockholder value. Our 2022 performance measures were Adjusted EBITDA and revenue. Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. This result may then be further adjusted to exclude the impact of certain other items determined by the Compensation Committee. Revenues are principally derived from fees paid by clients for services.

We used these two measures because we believe they are key drivers in increasing stockholder value and because every AIP participant can impact them in some way. Adjusted EBITDA is used as an indicator of our earnings performance. Revenues are

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used as an indicator of our growth. These measures may change from time to time based on business priorities. The Compensation Committee approved the minimum, target and maximum goals for each measure and the corresponding level of AIP bonus pool funding. The bonus percentage for threshold performance was 25% and maximum bonus percentage was 150% of the target participation rate.

The table below shows the fiscal year 2022 total Company performance goals at target for each of our performance measures and the actual fiscal year 2022 achievement of those goals. Actual results for Adjusted EBITDA nearly achieved the target goal and revenue performance goals exceeded the target goals, which resulted in 70% funding of the AIP bonus pool, slightly higher than the budget set at the start of the performance year for target performance.

	TARGETS	ADJUSTED ACTUALS	ACHIEVEMENT (% OF TARGET)	ELEMENT FUNDING	WEIGHTING	WEIGHTED FINANCIAL PERFORMANCE

Adjusted EBITDA	$662.0	$659.0	99%	99%	50%	49.5%

Revenue	$3,110.0	$3,132.0	101%	101%	50%	50.5%

						100.0%

AIP Individual Performance

As described above, individual performance represents 20% of the total AIP payout opportunity. After determining the bonus pool funding level of the AIP, the Compensation Committee, with input from the CEO and Chief Human Resources Officer for all NEOs participating in the AIP except for the CEO, determines each NEO’s individual performance attainment based on an assessment of the named executive officer’s achievement of previously communicated individual goals. The CEO’s individual performance was evaluated by the Board of Directors. For 2022, the individual factors and other considerations included:

•	the achievement of performance objectives tied to Alight’s financial performance and overall business plan;

•	the accomplishment of Company transformation goals; and

•	qualitative leadership goals.

We do not use a formula to measure individual performance.

Notwithstanding the establishment of the performance components and the formula for determining the AIP award payment amounts, the Compensation Committee can exercise positive or negative discretion and award a greater or lesser amount to our named executive officers than the amount determined by the AIP award formula if, in the exercise of its business judgment, the Compensation Committee determines that a greater or lesser amount is warranted under the circumstances.

Actual AIP Awards

For fiscal year 2022, the Company’s weighted financial performance applicable to each NEO’s AIP goals was 100%, and AIP payouts reflect the assessment of individual performance outcomes by the Compensation Committee. The individual performance percentage achieved by each NEO is shown in the table below and represents the assessment of the CEO, except for Mr. Scholl who was assessed by the Compensation Committee, of performance against the objectives described above under “AIP individual performance.” In order to recognize the team efforts and leadership undertaken by each individual to achieve our annual performance objectives and exceed individual non-financial business objectives, the Compensation Committee exercised discretion to approve a total AIP bonus payout of 90% of target bonus for our named executive officers. The table below shows the results used by the Compensation Committee in their assessment and determination of the actual AIP bonus payouts for fiscal year 2022 for each named executive officer.

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NAME	BASE SALARY	AIP TARGET	ACTUAL PERCENTAGE ACHIEVED: TOTAL COMPANY	ACTUAL PERCENTAGE ACHIEVED: INDIVIDUAL PERFORMANCE	ADJUSTED ACTUAL AIP BONUS

Stephan D. Scholl	$800,000	200%	100%	150%	$1,440,000

Katie J. Rooney	$500,000	100%	100%	150%	$450,000

Gregory R. Goff	$475,000	75%	100%	150%	$320,625

Cesar Jelvez	$475,000	75%	100%	150%	$320,625

Dinesh V. Tulsiani(1)	$450,000	75%	100%	150%	$298,756

(1) Mr. Tulsiani’s target AIP participation rate used to calculate his actual AIP bonus was pro-rated for the change to participation rate, from 70% to 75%, on April 1, 2022.

Long-Term Incentive Compensation

The Compensation Committee believes a large part of an executive’s compensation should be linked to long-term stockholder value creation as an incentive for sustained, profitable growth. Therefore, our long-term incentive awards for our NEOs are in the form of equity awards, both performance and time-vested, and provide reward opportunities competitive with those offered by companies in the Peer Group for similar jobs. Consistent with the other elements of compensation, the Compensation Committee does not target specific benchmark percentiles for long-term incentive awards for our NEOs and uses a number of factors in establishing the long-term incentive award levels for each individual, including a review of each individual’s accumulated vested and unvested awards, the current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between executives and in relation to other compensation elements, market data, stockholder dilution and accounting expense. Based on the assessment of those factors, the target grant levels were reduced in 2022. Should we deliver against our long-term goals, the long-term equity incentive awards become a significant portion of the total compensation of each executive. For more information on the 2022 long-term equity grants, see the 2022 Grants of Plan-Based Awards table on page 44 of this Proxy Statement.

LTI Target Levels

The LTI mix for our NEOs in 2022 was 50% RSUs and 50% PRSUs. The Compensation Committee chose this mix of equity-based awards to align the interests of NEOs to our stockholders.

Restricted Stock Units

RSUs granted in 2022 vest in three equal annual installments, subject to the continued employment of the applicable NEO. (See the table entitled “Outstanding Equity Awards at Fiscal 2022 Year-End” for details concerning the vesting schedule of the RSUs.)

Performance-Vested RSUs

PRSUs granted in 2022 vest based on the achievement of pre-determined performance goals over a three–year performance period. (See the table entitled “Outstanding Equity Awards at Fiscal 2022 Year-End” for details concerning the vesting criteria for the PRSUs.) The key features of the 2022 PRSUs are described below:

•

PRSUs give the executive the right (subject to Compensation Committee discretion to reduce but not increase awards beyond the maximum opportunity) to vest in a number of RSUs based on achievement against performance goals over a three-year performance period. Actual shares that will vest, if any, will vary based on the achievement of the performance goals at the end of the three years. The three-year performance period was designed to discourage short-term risk taking and reinforce the link between the interests of our stockholders and our NEOs over the long term.

•

The number of PRSUs that will vest at the end of three years is based on the Company’s achievement of business process as a service (“BPaaS”) revenue and Company revenue, as determined by the Compensation Committee and as measured on a cumulative basis over the three-year performance period covering fiscal year 2022 through fiscal year 2024. Each metric is equally weighted at 50%, and the potential payout range as a percentage of the target award is 0% to 200%.

•	If earned at target, 100% of the PRSUs will vest at the end of the three-year performance period.

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The Board has the ability under our 2021 Omnibus Incentive Plan (the “2021 Plan”) to make adjustments in the method of calculating the attainment of performance goals for a performance period.

Long-Term Incentive Grant Practices

We do not have any program, plan, or practice to time equity grants to take advantage of the release of material information. During Fiscal 2022, equity awards were granted in March to executive officers at one of our regularly scheduled Compensation Committee meetings.

Other Pay Practices

Securities Trading Policy; No Hedging or Pledging

Directors and executive officers must comply with our Securities Trading Policy and may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Legal Officer. No director or executive officer is permitted to engage in short sales with respect to our stock. Additionally, no director, executive officer or other employee is permitted to, (i) transact through mechanisms that hedge against our securities (i.e. transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions) or (ii) hold our securities in a margin account or otherwise pledging our securities as collateral for a loan. A director, executive officer or other employee may seek pre-clearance from our Board to engage in the transactions set forth in (i) and (ii) in the preceding sentence, but the Board is under no obligation to approve any pre-clearance request. Any transaction pre-clearance will be based on the particular facts and circumstances of each request and may be granted for pledging activity where the requestor wishes to pledge the Company’s securities as collateral for a loan and indicates his or her financial capacity to repay the loan without resort to the pledged securities, taking into consideration the percentage of the pledged securities to the requestor’s total holdings. Such pre-clearance is expected to only be granted in exceptional circumstances, and the Board has not yet received any pre-clearance requests for either a hedging or a pledging transaction by a director or executive. These provisions are part of our overall compliance program to prevent any of our directors, officers or employees from trading on material non-public information.

Clawback Policy

Effective July 2021, the Compensation Committee adopted a clawback policy in order to further align the interests of employees with the interests of our stockholders and strengthen the link between total compensation and the Company’s performance. The clawback policy provides that in the event the incentive compensation of an executive officer was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company, the Compensation Committee may in its sole discretion seek to recover or cancel the affected compensation difference between, and clawback from any current or former executive officer, the full amount of affected compensation during the three fiscal years preceding the date on which the Company was required to prepare an accounting restatement.

The Company will further comply with any recoupment requirements imposed by applicable laws, rules or regulations, including in connection with the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation. We will monitor the listing standards adopted by the NYSE and amend our clawback policy during the required timeframe in compliance with those standards.

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Equity Ownership Guidelines

The Compensation Committee maintains equity ownership guidelines to promote substantial equity ownership by the Company’s management and align their interests with the interests of our long-term stockholders. Each executive officer is required to own equity equal to a multiple of his or her base salary, reflecting such executive officer’s role and level of responsibility at the Company.

For the purposes of these requirements, all shares owned and any unvested RSUs and time-vested restricted shares are included in the calculation. Unvested PRSUs and performance-vested restricted shares are not included in the calculation. Executive officers have five years from their appointment as an executive officer to attain the required level of ownership. Executive officers who have not yet met their equity ownership requirements are required to retain 100% of their after-tax shares until the share ownership requirement is met. All NEOs have met their applicable equity ownership requirements as of the record date.

TITLE/POSITION	STOCK OWNERSHIP REQUIREMENT

Chief Executive Officer	6x Base Salary

Chief Financial Officer	3x Base Salary

Other executive officers that are CEO direct reports	2x Base Salary

Executive and Broad-based Employee Benefits

Our NEOs are eligible to participate in benefit programs designed for all of our full-time employees during the period of their employment. These programs include a tax qualified 401(k) savings plan, medical, dental, disability and life insurance programs and a matching charitable gift program. Our NEOs are eligible to participate in a voluntary executive physical program, which is intended to encourage each individual to receive regular comprehensive physical examinations, as their health and well-being are important to our success.

The benefits and perquisites received by our NEOs and their value are described in more detail in the footnotes to the Summary Compensation Table.

Compensation and Risk Assessment

The Compensation Committee regularly reviews the risks arising from our compensation policies and practices applicable to our executive officers and evaluates the policies and practices that could mitigate any such risk. Based on these reviews, the Compensation Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company.

Severance Arrangements

Our Board believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success. Our Board views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives.

Pursuant to Mr. Scholl’s and Ms. Rooney’s respective employment agreements, Mr. Scholl and Ms. Rooney are each entitled to severance benefits if his or her employment is terminated by us without “cause” (as defined in the applicable employment agreement) or by the named executive officer for “good reason” (as defined in the applicable employment agreement). Each of our other named executive officers has entered into a severance letter agreement with us under which each such named executive officer is entitled to severance benefits if he or she is terminated by us without “cause” (as defined in the severance letter agreements) or by him or her for “good reason” (as defined in the severance letter agreements), as applicable. See “—Potential Payments Upon Termination or Change-in-Control—Severance Arrangements” below for descriptions of the severance arrangements of our named executive officers.

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Employment Agreements

On August 18, 2021, Alight Solutions LLC (“Alight Solutions”), a subsidiary of the Company, entered into (i) an amended and restated employment agreement with Stephan Scholl, the CEO of Alight Solutions and the Company (the “Scholl Agreement”) and (ii) an employment agreement with Katie Rooney, the Chief Financial Officer of Alight Solutions and the Company (the “Rooney Agreement”).

The Scholl Agreement

Under the terms of the Scholl Agreement, Mr. Scholl serves as our CEO. His initial term of employment will be five years from the effective date of the Scholl Agreement, which term will automatically extend for successive one-year periods unless either party provides written notice not to extend the term. Mr. Scholl receives a base salary of $800,000 per year, which may be increased (but not decreased) from time to time by our board of directors and is eligible to receive an annual bonus targeted at 200% of his base salary.

The Scholl Agreement also provides that upon a “change in control” (as defined in the Scholl Agreement) of Alight Solutions, any initial equity-based incentive awards granted to Mr. Scholl in connection with the closing of the Company’s business combination on July 2, 2021 (the “Initial Grant”) will immediately vest in full, subject to Mr. Scholl’s continued employment on the date of such change in control. However, if Mr. Scholl’s employment is terminated by Alight Solutions without “cause” or by Mr. Scholl with “good reason” (as each term is defined in the Scholl Agreement), in either case, in the 6-month period prior to a change in control, Mr. Scholl will be deemed employed as of the date of the change in control for purposes of vesting with respect to the Initial Grant.

Pursuant to the Scholl Agreement, Mr. Scholl is also entitled to (i) reimbursement by Alight Solutions for costs associated with his use of private aviation for business related purposes, in an amount up to an annual average of $6,700 per hour for up to 200 flight hours per year, and (ii) travel first-class on any commercial flight for business purposes.

As more specifically described and set forth in the Scholl Agreement, Mr. Scholl is also eligible to receive severance benefits following certain terminations of his employment. Upon a termination of Mr. Scholl’s employment by us without “cause” or by Mr. Scholl for “good reason” (as each term is defined in the Scholl Agreement), Mr. Scholl will be entitled to receive the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims: (i) a severance payment, payable in equal installments over 24 months following termination and equal to two times the sum of: (A) his annual base salary (at the highest rate in effect in the 6-month period preceding his termination date) and (B) his average annual bonus over the two most recent full completed fiscal years immediately preceding the fiscal year in which his termination date occurs (and if he was not employed by us for two full fiscal years immediately preceding the year in which his termination date occurs, the amount will be based on his average annualized bonus received in respect of the fiscal years in which he was actually employed); (ii) a pro-rata portion of his annual bonus for the year in which the termination occurs based on actual results for such year; (iii) continued participation in our group health plan for up to 12 months following his termination date; and (iv) access to outplacement services for the 12-month period following his termination date.

The Rooney Agreement

Under the terms of the Rooney Agreement, Ms. Rooney serves as our Chief Financial Officer. Her initial term of employment will be three years from the effective date of the Rooney Agreement, which term will automatically extend for successive one-year periods unless either party provides written notice not to extend the term. Ms. Rooney receives a base salary of $500,000 per year, which may be increased (but not decreased) from time to time by our board of directors and is eligible to receive an annual bonus targeted at 100% of her base salary.

As more specifically described and set forth in the Rooney Agreement, Ms. Rooney is also eligible to receive severance benefits following certain terminations of her employment. Upon a termination of Ms. Rooney’s employment by us without “cause” or by

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Ms. Rooney for “good reason” (as each term is defined in the Rooney Agreement), Ms. Rooney will be entitled to receive the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims: (i) a severance payment, payable in equal installments over 24 months following termination and equal to two times the sum of: (A) her annual base salary (as in effect immediately prior to her termination date or immediately prior to any reduction if her termination is due to a reduction in base salary) and (B) her average annual bonus over the two most recent full completed fiscal years immediately preceding the fiscal year in which her termination date occurs; (ii) continued participation in our group health plan for up to 12 months following her termination date; and (iii) access to outplacement services for the 12-month period following her termination date.

The Employment Agreements also subject Mr. Scholl and Ms. Rooney to certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation and non-disparagement. The confidentiality and non-disparagement covenants have an indefinite term, and the non-competition and non-solicitation covenants each have terms effective both during the term of Mr. Scholl’s and Ms. Rooney’s employment and for two years following any termination of employment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Richard N. Massey (Chair)

Daniel S. Henson

Peter F. Wallace

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Summary Compensation Table

The following table provides compensation information for our fiscal year 2022 NEOs. The table also shows compensation information for fiscal years 2021 and 2020 for current NEOs who were also NEOs during either of those years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Stephan D. Scholl

Chief Executive Officer	2022	$800,000	—	$5,000,000	$1,440,000	$25,024	$7,265,024
	2021	800,000	—	53,059,986	1,600,000	25,858	55,485,844

	2020	584,667	$1,200,000	17,054,798	—	846,006	19,685,471

Katie J. Rooney

Chief Financial Officer	2022	$500,000	—	$1,900,000	$450,000	$23,334	$2,873,334
	2021	500,000	—	22,505,156	500,000	19,887	23,525,043

	2020	490,417	$314,063	—	—	12,306	816,786

Gregory R. Goff

Chief Technology & Delivery Officer	2022	$468,750	—	$2,000,000	$320,625	$28,552	$2,817,927
	2021	450,000	—	7,896,284	337,500	13,260	8,697,045

	2020	298,295	$258,998	2,515,847	—	1,854	3,074,994

Cesar Jelvez

Chief Professional & Global Payroll Officer	2022	$475,000	—	$1,900,000	$320,625	$24,455	$2,720,080
	2021	475,000	—	8,178,149	356,250	12,852	9,022,252

	2020	351,515	$127,608	2,287,133	—	1,788	2.768,044

Dinesh V. Tulsiani(1)

Chief Strategy Officer	2022	$443,750	—	$1,900,000	$298,756	$24,607	$2,667,113

(1) Mr. Tulsiani was not an NEO prior to 2022.

(2) Amounts reflect the aggregate grant date fair value of time-vested RSU and performance-vested RSU awards. If maximum performance conditions are achieved over the entire three-year period, the grant date fair values for the performance-vested RSUs granted in Fiscal 2022 would be: Mr. Scholl, $5,000,000; Ms. Rooney, $1,900,000; Mr. Goff, $2,000,000; Mr. Jelvez, $1,900,000; and Mr. Tulsiani, $1,900,000. For a description of the assumptions used to determine the compensation cost of our awards, see the notes to our audited consolidated financial statements.

(3) Amounts reflect cash incentive amounts earned by the executives under our AIP.

(4) Amounts shown in the All Other Compensation column for Fiscal 2022 are detailed in the table below (see “—Compensation Discussion and Analysis” for more details on the items in the table below):

Name	Life Insurance(a)	401(k) Plan Match(b)	Tax Payments(c)	Total

Stephan D. Scholl	$3,322	$7,250	$14,452	$25,024

Katie J. Rooney	$924	$19,025	$3,385	$23,334

Gregory R. Goff	$1,663	$16,983	$9,906	$28,552

Cesar Jelvez	$1,539	$19,025	$3,891	$24,455

Dinesh V. Tulsiani	$1,377	$19,025	$4,205	$24,607

(a) Amounts reflect imputed income for insurance.

(b) Amounts reflect company matching contributions under our 401(k) Plan.

(c) Amounts reflect tax payments to Messrs. Scholl and Goff of $14,147 and $5,698, respectively, related to tax and legal fees and tax payment to Messrs. Scholl, Goff, Jelvez, Tulsiani and Ms. Rooney of $305, $4,208, $3,891, $4,205, and $3,385, respectively, for miscellaneous recognition gifts.

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2022 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2022.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[2]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[3] (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS[4] ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Stephan D. Scholl

	N/A	$400,000	$1,600,000	$2,400,000

	3/10/2022				—	274,424	548,848			$2,500,000

	3/10/2022				—			274,424		$2,500,000

Katie J. Rooney

	N/A	$125,000	$500,000	$750,000

	3/10/2022				—	104,281	208,562			$950,000

	3/10/2022							104,281		$950,000

Gregory R. Goff

	N/A	$89,063	$356,250	$534,375

	3/10/2022				—	109,769	219,538			$1,000,000

	3/10/2022							109,769		$1,000,000

Cesar Jelvez

	N/A	$89,063	$356,250	$534,375

	3/10/2022				—	104,281	208,562			$950,000

	3/10/2022							104,281		$950,000

Dinesh V. Tulsiani

	N/A	$82,988	$331,952	$497,928

	3/10/2022				—	104,281	208,562			$950,000

	3/10/2022							104,281		$950,000

(1) The amounts reported for each named executive officer represent the estimated potential payments levels for the fiscal 2022 performance period under the AIP, further described under “—Compensation Discussion and Analysis”. The potential payouts were performance-based and, therefore, were completely at risk. The potential threshold, target, and maximum payment amounts assume achievement of 25%, 100% and 200%, respectively. Each executive received a bonus under the AIP, which is reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2) For each executive, the amounts shown in these columns reflect, in shares, the target and maximum amounts for PRSUs subject to a three-year performance period beginning in fiscal year 2022 that is further described under “—Compensation Discussion and Analysis.” The potential awards are performance-based and, therefore, completely at risk.

(3) Reflects service-based RSUs granted in fiscal year 2022 under the 2021 Plan. Please see footnotes in the table entitled “Outstanding Equity Awards at Fiscal 2022 Year-End” for details concerning the RSUs’ vesting schedule.

(4) The value of a RSU or PRSU award is based on the fair value as of the grant date of such award determined in accordance with FASB ASC 718. Please refer to the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022 for the relevant assumptions used to determine the valuation of our awards.

44	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table provides information regarding outstanding equity awards made to our NEOs as of December 31, 2022.

		STOCK AWARDS

NAME	YEAR	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED

Stephan D. Scholl		(#)(1)		($)(2)	(#)		($)(2)

	2022	274,424	(a)	$2,294,185

	2022				274,424	(3)	$2,294,185

	2021	640,000	(b)	$5,350,400

	2021				1,920,000	(3)	$16,051,200

	2020				335,930	(4)	$2,808,375

	2020				162,590	(5)	$1,359,252

Katie J. Rooney

	2022	104,281	(a)	$871,789

	2022				104,281	(3)	$871,789

	2021	125,000	(b)	$1,045,000

	2021				375,000	(3)	$3,135,000

	2017				1,276,029	(4)	$10,667,602

	2017				76,223	(5)	$637,224

Gregory R. Goff

	2022	109,769	(a)	$917,669

	2022				109,769	(3)	$917,669

	2021	90,000	(b)	$752,400

	2021				270,000	(3)	$2,257,200

	2020				78,405	(4)	$655,466

	2020				39,927	(5)	$333,790

Cesar Jelvez

	2022	104,281	(a)	$871,789

	2022				104,281	(3)	$871,789

	2021	95,000	(b)	$794,200

	2021				285,000	(3)	$2,382,600

	2020				71,277	(4)	$595,876

	2020				36,297	(5)	$303,443

Dinesh V. Tulsiani

	2022	104,281	(a)	$871,789

	2022				104,281	(3)	$871,789

	2021	63,750	(b)	$532,950

	2021				191,250	(3)	$1,598,850

	2020				142,910	(4)	$1,194,728

	2020				18,148	(5)	$151,717

(1) RSUs vest ratably over a three-year period. The vesting schedule for unvested outstanding stock awards generally depends upon continued employment through the applicable vesting date. Other circumstances under which such awards will vest are described in the section entitled “Potential Payments Upon Termination or Change In Control.”

(a) 2022 grant RSUs vest 33% on each of March 10, 2023, March 10, 2024, and March 10, 2025.

(b) 2021 grant RSUs vest on December 31, 2023.

45

EXECUTIVE COMPENSATION

(2) Represents the number of stock awards multiplied by $8.36, the closing stock price as of December 30, 2022.

(3) Represents the target number of shares that may be earned under the performance-based RSU award program (see “Compensation Discussion and Analysis” for more details) that vest at the end of a three-year performance period, subject to certification of performance results in the first quarter following the completed performance period. 2022 and 2021 grant performance-based RSUs cliff vest on March 10, 2025, and March 10, 2024, respectively.

(4) Reflects restricted shares of Company Class A common stock that will vest based on achievement of certain transfer, voting, vesting and other restrictions applicable to “Restricted Stock,” as set forth in the issuer’s 2021 Omnibus Incentive Plan or if earlier, on July 2, 2024. As of December 31, 2022, the vesting conditions had not been achieved.

(5) Reflects restricted shares of Company Class B-1 and Class B-2 common stock that vest based on achievement of certain transfer, voting, vesting and other restrictions applicable to “Restricted Stock,” as set forth in the issuer’s 2021 Omnibus Incentive Plan. If any unvested shares do not vest on or before July 2, 2028, such shares will be automatically forfeited and canceled for no consideration. As of December 31, 2022, the vesting conditions had not been achieved.

2022 Option Exercises and Stock Vested

The following table includes certain information with respect to shares acquired on the vesting of stock awards for each of our NEOs during the fiscal year ended December 31, 2022. None of our NEOs exercised options or similar instruments in 2022.

NAME	# OF SHARES OR UNITS ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Stephan D. Scholl	640,000	$5,350,400

Katie J. Rooney	125,000	$1,045,000

Gregory R. Goff	90,000	$ 752,400

Cesar Jelvez	95,000	$ 794,200

Dinesh V. Tulsiani	63,750	$ 532,950

(1) Value realized calculated by multiplying the number of vested time-vested RSUs by $8.36, the closing stock price on December 30, 2022, the last business day prior to the vesting date (December 31, 2022).

Non-Qualified Deferred Compensation

The following table sets forth information concerning our Deferred Compensation Plan and the Supplemental Savings Plan for each of our NEOs during the fiscal year ended December 31, 2022.

NAME(1)	EXECUTIVE CONTRIBUTIONS IN LAST FY	REGISTRANT CONTRIBUTIONS IN LAST FY	AGGREGATE EARNINGS (LOSSES) IN LAST FY(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FYE(3)

Stephan D. Scholl	—	—	—	—	—

Katie J. Rooney	—	—	—	—	—

Supplemental Savings Plan	—	—	$(8,612)	—	$44,586

Deferred Compensation Plan	—	—	$1,244	—	$21,985

Gregory R. Goff	—	—	—	—	—

Cesar Jelvez	—	—	—	—	—

Dinesh V. Tulsiani	—	—	—	—	—

(1) None of Messrs. Scholl, Goff or Jelvez or Mr. Tulsiani participate in the Deferred Compensation Plan or the Supplemental Savings Plans as these plans are legacy nonqualified deferred compensation plans which were open only to participants who participated in similar plans at Aon prior to our separation from Aon and are now frozen.

(2) Amounts reported represent investment earnings/(losses) during 2022. No portion of any earnings would be considered above-market or preferential and, accordingly, no earnings are reflected under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.

(3) No amount reported in the “Aggregate Balance at Last FYE” column was reported as compensation in the Summary Compensation Table in prior years.

Pay Ratio Information

The annual total compensation of Mr. Scholl, our CEO, was $7,265,024 in fiscal year 2022, as reflected in the Summary Compensation Table. Based on reasonable estimates, the median annual total compensation of all employees of the company and its consolidated subsidiaries, excluding our CEO, was $47,840 for fiscal year 2022. Accordingly, for fiscal year 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees and our consolidated subsidiaries’ other employees was 151 to 1.

46	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

We identified our median employee based on all taxable wages earned in fiscal year 2022 by each individual who we employed on December 30, 2022. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. Dollars based on the applicable year-end exchange rate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the CEO pay ratio disclosed above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

Potential Payments Upon a Termination or Change In Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a “Sale of the Company” (as defined in the amended and restated limited liability company agreement of Alight and referred to herein as a “change in control” or a “CIC”) occurred on December 31, 2022, the last business day of our last completed fiscal year.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include distributions of previously vested plan balances under our 401(k) Plan, the Deferred Compensation Plan and the Supplemental Savings Plan. Furthermore, the amounts shown in the table do not include amounts that may have been payable to a named executive officer upon the sale or purchase of his or her vested equity pursuant to the exercise of call rights.

TERMINATION BY THE COMPANY WITHOUT CAUSE, OR BY EXECUTIVE WITH GOOD REASON	STEPHAN D. SCHOLL	KATIE J. ROONEY	GREGORY R. GOFF	CESAR JELVEZ	DINESH V. TULSIANI

Severance Payments(1)	$6,240,000	$1,475,000	$475,000	$475,000	$450,000

Health Plan Continuation(2)	$20,537	$19,079	$20,007	$18,685	$19,590

Outplacement Benefits(3)	$50,000	$50,000	$50,000	$50,000	$50,000

Time-vested RSU Acceleration	$—	$—	$—	$—	$—

Performance-vested RSU Acceleration	$—	$—	$—	$—	$—

TOTAL	$6,310,537	$1,544,079	$545,007	$543,685	$519,590

(1) Amounts reported reflect a cash severance payment which includes the following:

•	Mr. Scholl—two times the sum of his annual base salary ($800,000) and his target annual cash incentive opportunity ($1,600,000) plus his actual annual cash incentive award for 2022 ($1,440,000);

•	Ms. Rooney—two times the sum of her annual base salary ($500,000) and her average 2021 and 2022 annual cash incentive award ($475,000);

•	Messrs. Goff, Jelvez, and Tulsiani—one times annual base salary for each.

(2) Amounts reported reflect the cost of providing the executive officer with continued medical, dental and life insurance coverage as enrolled at the time of his or her termination for a period of twelve months assuming 2023 rates.

(3) Amounts reported reflect the maximum potential costs of outplacement services for each executive assuming 2023 rates.

CIC WITHOUT TERMINATION	STEPHAN D. SCHOLL	KATIE J. ROONEY	GREGORY R. GOFF	CESAR JELVEZ	DINESH V.TULSIANI

Severance Payments	$—	$—	$—	$—	$—

Health Plan Continuation	$—	$—	$—	$—	$—

Outplacement Benefits	$—	$—	$—	$—	$—

Time-vested RSU Acceleration(1)	$7,644,585	$—	$—	$—	$—

Performance-vested RSU Acceleration(1)	$18,345,385	$—	$—	$—	$—

Restricted Shares of Class A Common Stock Acceleration(2)	$—	$10,667,602	$—	$—	$—

TOTAL	$25,989,970	$10,667,602	$—	$—	$—

(1) Amounts reported for Mr. Scholl reflect accelerated vesting of all outstanding time-vested RSUs and performance-vested RSUs. For purposes of valuing the portion of Mr. Scholl’s performance- vested RSUs that will accelerate and vest upon a change in control without termination on December 31, 2022, we have assumed that the performance-vested RSUs will vest, with the performance metrics being achieved at 100% of target performance as of the change in control. This assumption, however, should not be interpreted as our expectation of future performance. No amounts are reported for Ms. Rooney, Mr. Goff, Mr. Jelvez or Mr. Tulsiani as their individual award agreements provide for accelerated vesting of all outstanding time-vested RSUs and performance-vested RSUs only upon a change in control with termination.

(2) Amounts reported for Ms. Rooney assume a change in control would have resulted in Blackstone receiving cash proceeds in respect of its Class A-1 Units of Alight such that Ms. Rooney’s restricted shares of Class A common stock would have vested. As of December 31, 2022, the equity value of Alight had not appreciated to a level that would have resulted in the vesting of each of Messrs. Scholl, Goff, Jelvez, and Tulsiani’s restricted shares of Class A common stock. Therefore, no amounts are reported for Messrs. Scholl, Goff, Jelvez or Tulsiani.

47

EXECUTIVE COMPENSATION

CIC WITH TERMINATION	STEPHAN D. SCHOLL	KATIE J. ROONEY	GREGORY R. GOFF	CESAR JELVEZ	DINESH V. TULSIANI

Severance Payments(1)	$6,240,000	$1,475,000	$831,250	$831,250	$787,500

Health Plan Continuation(2)	$20,537	$19,079	$20,007	$18,685	$19,590

Outplacement Benefits(3)	$50,000	$50,000	$50,000	$50,000	$50,000

Time-vested RSU Acceleration(4)	$7,644,585	$1,916,789	$1,670,069	$1,665,989	$1,404,739

Performance-vested RSU Acceleration(4)	$18,345,385	$4,006,789	$3,174,869	$3,254,389	$2,470,639

Restricted Shares of Class A Common Stock Acceleration(5)	$—	$10,667,602	$—	$—	$—

TOTAL	$32,300,507	$18,135,259	$5,746,195	$5,820,313	$4,732,468

(1) Amounts reported reflect a cash severance payment which includes the following:

•	Mr. Scholl—two times the sum of his annual base salary ($800,000) and his target annual cash incentive opportunity ($1,600,000) plus his actual annual cash incentive award for 2022 ($1,440,000);

•	Ms. Rooney—two times the sum of her annual base salary ($500,000) and her average 2021 and 2022 annual cash incentive award ($475,000);

•	Mr. Goff—his annual base salary ($475,000) and his target annual cash incentive opportunity ($356,250);

•	Mr. Jelvez—his annual base salary ($475,000) and his target annual cash incentive opportunity ($356,250);

•	Mr. Tulsiani—his annual base salary ($450,000) and his target annual cash incentive opportunity ($337,500).

(2) Amounts reported reflect the cost of providing the executive officer with continued medical, dental and life insurance coverage as enrolled at the time of his or her termination for a period of twelve months assuming 2023 rates.

(3) Amounts reported reflect the maximum potential costs of outplacement services for each executive assuming 2023 rates.

(4) Amounts reported reflect accelerated vesting of all outstanding time-vested RSUs and performance-vested RSUs, with the performance-vested RSUs deemed achieved at 100% of target in the event the named executive officer experiences a termination of employment by the Company or any subsidiary without cause or by the named executive officer for good reason on or within the six months prior to, or within the 18 months following, a change in control.

(5) Amounts reported for Ms. Rooney assume a change in control would have resulted in Blackstone receiving cash proceeds in respect of its Class A-1 Units of Alight such that Ms. Rooney’s restricted shares of Class A common stock would have vested. As of December 30, 2022, the equity value of Alight had not appreciated to a level that would have resulted in the vesting of each of Messrs. Scholl, Goff, Jelvez, and Tulsiani’s restricted shares of Class A common stock. Therefore, no amounts are reported for Messrs. Scholl, Goff, Jelvez or Tulsiani.

DEATH	STEPHAN D. SCHOLL	KATIE J. ROONEY	GREGORY R. GOFF	CESAR JELVEZ	DINESH V. TULSIANI

Severance Payments(1)	$1,600,000	$500,000	$356,250	$356,250	$337,500

Health Plan Continuation	$—	$—	$—	$—	$—

Outplacement Benefits	$—	$—	$—	$—	$—

Time-vested RSU Acceleration(2)	$5,969,830	$1,280,383	$1,000,171	$1,029,583	$768,333

Performance-vested RSU Acceleration(3)	$18,345,385	$4,006,789	$3,174,869	$3,254,389	$2,470,639

TOTAL	$25,915,214	$5,787,172	$4,531,289	$4,640,222	$3,576,472

(1) Amounts reported for each named executive officer reflect a full year AIP bonus at target performance in the event of death of the named executive officer. In addition to amounts reported in the table above in the event of death of a named executive officer, each named executive officer will receive benefits from third-party payors under our employer-paid premium life insurance plans. All of our executives are eligible for two times annual base salary at death (up to $5,000,000). Therefore, if such benefits were triggered for the named executive officers on December 31, 2022 under our life insurance plans, the legally designated beneficiary(ies) of each named executive officer would have received the following amounts: Mr. Scholl, $1,600,000; Ms. Rooney, $1,000,000; Mr. Goff, $950,000, Mr. Jelvez, $950,000; and Mr. Tulsiani, $900,000.

(2) Amounts reported reflect accelerated vesting of one-third of the outstanding time-vested RSUs, pro-rated for the number of days of active service between the last vest date and the next vest date, in the event of death of the named executive officer.

(3) Amounts reported reflect accelerated vesting of all outstanding performance-vested RSUs with performance deemed achieved at 100% of target in the event of death of the named executive officer.

DISABILITY	STEPHAN D. SCHOLL	KATIE J. ROONEY	GREGORY R. GOFF	CESAR JELVEZ	DINESH V. TULSIANI

Severance Payments(1)	$1,600,000	$500,000	$356,250	$356,250	$337,500

Health Plan Continuation	$—	$—	$—	$—	$—

Outplacement Benefits	$—	$—	$—	$—	$—

Time-vested RSU Acceleration(2)	$5,969,830	$1,280,383	$1,000,171	$1,029,583	$768,333

Performance-vested RSU Acceleration(3)	$11,511,385	$2,388,140	$1,815,155	$1,884,032	$1,358,920

TOTAL	$19,081,215	$4,168,523	$3,171,575	$3,269,865	$2,464,753

(1) Amounts reported for each named executive officer reflect a full year AIP bonus at target performance in the event of the disability of the named executive officer.

(2) Amounts reported reflect accelerated vesting of one-third of the outstanding time-vested RSUs, pro-rated for the number of days of active service between the last vest date and the next vest date, in the event of disability of the named executive officer.

(3) Upon the named executive officer’s termination due to disability, a portion of the named executive officer’s performance-vested RSUs will remain outstanding and eligible to vest on the certification date following the end of the applicable performance period, subject to the achievement of the applicable performance metrics. The portion of the performance-vested RSUs that become vested and earned will be pro-rated for the number of days during the applicable performance period in which that the named executive officer was in active service. For purposes of valuing the portion of the named executive officer’s performance-vested RSUs that will remain outstanding and eligible to vest upon a termination due to disability on December 31, 2022, we have assumed the performance metrics being achieved at 100% of target performance at the end of the performance period. This assumption, however, should not be interpreted as our expectation of future performance.

48	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance
The following table sets forth information concerning: (1) the compensation of our Chief Executive Officer and Director (Mr. Scholl) and the average compensation for our other Named Executive Officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2021 and 2022 and (2) and our cumulative total shareholder return (“TSR”), the cumulative TSR of our comparator group (“Comparator Group TSR”), Net Income and Adjusted EBITDA over such years in accordance with SEC rules performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Scholl ($)	Compensation Actually Paid to Mr. Scholl ($) (1)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (2)	Average Compensation Actually Paid to Non-CEO NEOs ($) (1)(2)	Total Shareholder Return ($)	Russell 2000 Total Shareholder Return ($) (3)	Net Income (millions)	Adjusted EBITDA (millions) (4)

2022	$7,265,024	$18,305,624	$2,769,614	$3,490,422	$92.58	$78.95	($72)	$659

2021	$55,485,844	$48,105,926	$13,995,216	$8,468,757	$119.71	$99.23	($73)	$621
(1) The following individuals are our other Named Executive Officers for each fiscal year:

Year	CEO	Non-CEO NEOs

2022	Stephan D. Scholl	Katie J. Rooney, Gregory R. Goff, Cesar Jelvez, Dinesh V. Tulsiani

2021	Stephan D. Scholl	Katie J. Rooney, Gregory R. Goff, Cesar Jelvez, Cathinka E. Wahlstrom, Colin F. Brennan
(2) Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022

Adjustments	Mr. Scholl	Average non-CEO NEOs	Mr. Scholl	Average non-CEO NEOs

Subtract: Reported value under the “Stock Awards” columns in the Summary Compensation Table for applicable FY	$(53,059,986)	$(12,947,969)	$(5,000,000)	$(1,925,000)

Add: Fair value of unvested awards granted during applicable FY end	$38,105,600	$4,763,200	$4,588,369	$1,766,518

Add: Fair value of awards granted during applicable FY that vested during applicable FY, determined as of Vesting Date	$6,918,400	$864,800	$0	$0

Add/Subtract: Change in fair value of outstanding and unvested awards granted during prior FY	$656,068	$1,793,510	$13,020,231	$1,108,212

Add/Subtract: Change in fair value of awards granted during prior FY that vested during applicable FY	$0	$0	$(1,568,000)	$(228,922)

TOTAL ADJUSTMENTS	$(7,379,918)	$(5,526,459)	$11,040,600	$720,808
(3) TSR in fiscal year 2021 is cumulative for the measurement period beginning on July 6, 2021, our first day of trading following the Business Combination, and ending on December 31, 2021. TSR in fiscal year 2022 covers the period beginning January 1, 2022 and ending December 31, 2022. Both TSR values are calculated in accordance with Item 201(e) of
Regulation S-K,
assuming an initial investment of $100. The Russell 2000 Index is the index we use in our Annual Report on
Form 10-K
pursuant to Item 201(e) of Regulation S-K, reflecting our belief that we cannot reasonably identify an industry index or specific peer group that would offer a meaningful comparison.
(4) “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash
and other items that we do not consider in the evaluation of ongoing operational performance. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP
financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The Company selected Adjusted EBITDA as the most important financial measure it used to link Company performance to CAP to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

49

EXECUTIVE COMPENSATION

Description of the Relationship Between Pay and Performance
Relationship between Financial Performance Measures
The line graphs below compare (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) the Comparator Group TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

50	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance Tabular List
The following performance measures represent the most important performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended December 31, 2022:

•	Adjusted EBITDA;

•	Revenue; and,

•	BPaaS Revenue.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1993, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

51

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2022.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN 1)(4)

Equity Compensation plans approved by security holders(1)	18,204,378	—	83,629,686

Equity compensation plans not approved by security holders	—	—	—

Total	18,204,378	—	83,629,686

(1) Includes our 2021 Plan and 2022 Employee Stock Purchase Plan (“2021 ESPP”).

(2) Amounts reported include the number of shares to be issued pursuant to 7,151,310 outstanding time-vested RSUs and 11,053,068 outstanding performance-vested RSUs that were granted under the 2021 Plan, assuming achievement of the performance levels for purposes of the performance-vested RSUs at target performance. The number of shares, if any, to be issued pursuant to the outstanding performance-vested RSUs will be determined upon the actual achievement of the predetermined performance goals related to our performance over the three-year performance period.

(3) The outstanding time-vested and performance-vested RSUs do not have exercise prices.

(4) Calculated based on the number of shares authorized and available for issuance under the 2021 Plan, less (a) shares issued in connection with the settlement of vested RSUs and (b) shares expected to be issued in the future upon the vesting and settlement of outstanding RSUs. The 2021 Plan provides for an authorized share pool of 92,267,687 shares of Company Class A common stock that may be issued pursuant to awards granted thereunder, and the 2021 ESPP provides for an authorized share pool of 13,461,281 shares of Company Class A common stock that may be issued pursuant to rights granted under the 2021 ESPP. The 83,629,686 figure in the table reflects the potential number of aggregate shares remaining as of December 31, 2022 which could be issued pursuant to future awards under the 2021 Plan of (in an amount equal to 70,168,405 shares remaining) and pursuant to future issuances under the 2021 ESPP (in an amount equal to 13,461,281 shares remaining). As of December 31, 2022, there were no shares subject to purchase pursuant to outstanding rights under the 2021 ESPP. Note that the following shares may return to the 2021 Plan and be available for issuance in connection with a future award: (i) shares covered by an award that expires or otherwise terminates without having been exercised in full; (ii) shares that are forfeited or awards which are canceled and regranted in accordance with the terms of the 2021 Plan; (iii) shares covered by an award that may only be settled in cash per the terms of the award which do not count against the 2021 Plan’s award pool; (iv) shares withheld to cover payment of an exercise price or cover applicable tax withholding obligations; and (v) shares tendered to cover payment of an exercise price. Pursuant to the terms of the 2021 Plan, the number of shares available for issuance pursuant to awards granted thereunder will be automatically increased on the first day of each fiscal year following 2022 in an amount equal to the lesser of (x) 26,922,562 shares of Company Class A common stock, (y) 5% of the total number of shares of Company Class A common stock and shares of Company Class V common stock outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of shares of Company Class A common stock as determined by the Board. Additionally, pursuant to the terms of the ESPP, the number of shares available for issuance pursuant to rights granted thereunder will be automatically increased on the first day of each fiscal year following 2022 in an amount equal to the lesser of (x) 1% of the total number of shares of Company Class A common stock and Company Class V common stock outstanding on the last day of the immediately preceding fiscal year and (y) a lower number of shares of Company Class A common stock as determined by the Board.

52	2023 PROXY STATEMENT

PROPOSAL 2 Appointment of Independent Registered Public Accounting Firm

Proposal

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection by our Audit Committee of EY for our fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the selection by our Audit Committee of EY as the Company’s independent registered public accounting firm.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of EY will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Change in Auditor

On the Closing Date of the Business Combination, the Audit Committee approved the appointment of EY as Alight’s independent registered public accounting firm to audit Alight’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Alight Holdings prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of FTAC, was informed on the Closing Date that it would be replaced by EY as Alight’s independent registered public accounting firm following its completion of FTAC’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, FTAC.

53

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The reports of Withum on FTAC’s balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 26, 2020 (inception) through June 30, 2021, and the related notes did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act ) between FTAC and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on FTAC’s financial statements for such periods.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, FTAC and Alight did not consult with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of FTAC or Alight, and no written report or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Alight has provided Withum with a copy of the foregoing disclosures and Withum has furnished Alight with a letter addressed to the Commission stating whether it agrees with the statements made by Alight set forth above. A copy of Withum’s letter, dated July 9, 2021, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2021, and is incorporated herein by reference.

Audit, Audit-Related, Tax and All Other Fees

EY served as our independent public accounting firm for the fiscal year ended December 31, 2022. Withum and EY served as our independent public accounting firms for the year ended December 31, 2021. The following table presents fees billed for professional audit services and other services rendered to Alight, Inc. by EY for the year ended December 31, 2022 and by EY and Withum for the year ended December 31, 2021 (in thousands):

	2022	2021

Audit Fees(1)(2)	$4,067,000	$3,219,573

Audit-Related Fees(3)	$56,000	$116,000

Tax Fees(4)	$44,000	$15,450

All Other Fees(5)	$8,205	$7,200

Total	$4,175,205	$3,358,223

(1) Includes fees for audits of the Alight’s annual financial statements, reviews of interim financial statements included in the quarterly reports, comfort letters, consents and services that are normally provided in connection with statutory and regulatory filings, including review of documents filed with the SEC. The fees in fiscal year 2021 also include amounts performed for the initial public offering, including comfort letters.

(2) The fees for Withum audit services were $178,190 for fiscal year 2021.

(3) Consists of fees billed for professional services rendered related to certain benefit plans and internal control reviews.

(4) Includes fees for tax compliance and tax consultations.

(5) Other Fees consist of an annual license fee for accounting research software.

54	2023 PROXY STATEMENT

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, except for the non-audit services specifically excepted from pre-approval in the Audit Committee Charter. The Audit Committee has established procedures in place for pre-approval, including the delegation of pre-approval to individual members of the Audit Committee, provided that any such pre-approvals are presented to the full Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee operates under a written charter, a copy of which is available on our investor website at investor.alight.com under the heading “Governance—Governance documents.” This report reviews the actions taken by the Audit Committee in accordance with its charter and in connection with the Company’s consolidated financial statements for the year ended December 31, 2022.

In fulfilling its responsibilities, the Audit Committee has:

•

reviewed and discussed the audited financial statements with management. These discussions included a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

discussed with the Company’s independent registered public accounting firm, EY, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from EY as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with EY that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Members of the Audit Committee:

Regina M. Paolillo, Chair

Daniel S. Henson

Erika Meinhardt

55

PROPOSAL 3 To Approve, on an Advisory (Non-Binding) Basis, the 2022 Compensation Paid to Our Named Executive Officers

Background

As required by Section 14A(a)(1) of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate resolution subject to stockholder to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will carefully consider the outcome of this vote in making future compensation decisions for our named executive officers.

“RESOLVED, that the stockholders of Alight, Inc. approve, on an advisory (non-binding) basis, the 2022 compensation of Alight, Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Alight, Inc.’s Proxy Statement for the Annual Meeting of Stockholders.”

Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the 2022 compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement.

56	2023 PROXY STATEMENT

Future Stockholder Proposals and Nominations

Rule 14a-8 Stockholder Proposal

Under SEC rules, if you want us to include a proposal in our proxy statement for the 2024 Annual Meeting of Stockholders, you must submit it in writing to our Corporate Secretary in writing at Alight, Inc., 4 Overlook Point, Lincolnshire, Illinois 60069, Attn.: Corporate Secretary, by December 7, 2023. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Proxy Access Nominations and Other Proposals/Nominations

Under our Bylaws, a stockholder wishing to bring director nominations or other business before an annual meeting is required to provide advance written notice to the Corporate Secretary regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2023 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws no earlier than January 18, 2024 and no later than February 17, 2024. However, if we hold the 2024 Annual Meeting more than 30 days before, or more than 70 days after, the anniversary of the 2023 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2024 Annual Meeting date, and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting date or the 10th day after public announcement of the 2024 Annual Meeting date. These advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.

If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We also reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

57

Questions and Answers About Our Annual Meeting

What is the purpose of the Annual Meeting?

Our 2023 Annual Meeting will be held for the following purposes:

1.	To elect four directors to serve as the Class II directors on the Board until the 2026 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the selection by our Audit Committee of EY to serve as our independent registered public accounting firm for the year ending December 31, 2023; and

3.	To approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers.

Who can vote at the Annual Meeting?

The close of business on March 27, 2023 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. We have two classes of voting common stock: Class A and Class V, each of which has one vote per share. The Class A common stock and Class V common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents. On the record date, we had 497,280,331 shares of Class A common stock and 44,135,874 shares of Class V common stock outstanding.

How many shares must be present to conduct business at the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the Annual Meeting, the holders of a majority of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Based on the number of shares of Class A common stock and Class V common stock outstanding on March 27, 2023, the record date, shares representing 270,708,103 votes must be present at the Annual Meeting, virtually or by proxy to constitute a quorum. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for the purpose of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.

How do I vote?

The procedures for voting are as follows:

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, at the close of business on March 27, 2023, the record date, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting.

58	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the Internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote at the Annual Meeting, even if you have already voted by proxy. The vote you cast at the Annual Meeting will supersede any previous votes that you may have submitted.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. Each beneficial owner of shares should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

How do I obtain a copy of this proxy statement?

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, many stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

How may I participate in the virtual Annual Meeting?

The Annual Meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ALIT2023.

To access the Annual Meeting, you will need the control number found on your proxy card. If you are a holder of record and you have misplaced your virtual control number, please email the Company at Corporate.Secretary@alight.com.

We encourage you to access the Annual Meeting before the start time of 1:00 p.m., Central Time, on May 17, 2023. Please allow ample time for online check-in, which will begin at 12:30 p.m., Central Time, on May 17, 2023.

Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting and reduces the carbon footprint associated with our activities. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting.

59

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the minimum vote required for each proposal to be approved?

At the Annual Meeting, stockholders will consider and act upon (1) the election of four Class II directors for terms expiring at the 2026 Annual Meeting of Stockholders, (2) the ratification of the selection by our Audit Committee of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) to approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers; and (4) such other business as may properly come before the Annual Meeting.

With regard to Proposal No. 1 (election of directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and each of the nominees are current directors. The election of directors requires a plurality of the votes cast, and therefore, the four nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal No. 1. If you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

With regard to Proposal No. 2 (ratification of the selection of independent registered public accounting firm), the affirmative vote of a majority of the votes cast is required to ratify the selection of EY as our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. If you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the Audit Committee of the Board will reconsider its selection.

With regard to Proposal No. 3 (to approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers), the advisory (non-binding) vote on executive compensation will be approved if the number of votes cast “FOR” exceeds the number of votes cast “AGAINST.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes with respect to any shares will have no impact on this proposal since those shares will not be voted at all. If you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Will my shares be voted if I do not provide voting instructions?

If you provide specific voting instructions on a properly completed and submitted proxy, then your shares will be voted as instructed.

If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR” each of the nominees listed in Proposal No. 1, “FOR” the ratification of the selection of EY as our independent registered public accounting firm for the year ending December 31, 2023 in Proposal No. 2, “FOR” the approval of, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers in Proposal No. 3, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

60	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, in favor of the ratification of the selection of EY as our independent registered public accounting firm for the year ending December 31, 2023 in Proposal No. 2 and such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.

If you do not provide your broker, trustee, or other nominee specific voting instructions, such firm will not have the authority to vote, and your shares will be considered broker non-votes, with respect to Proposal Nos. 1 and 3. We urge you to provide voting instructions so that your shares will be voted.

Can I change my vote after I have voted?

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee. If you have obtained a voter instruction form from your broker, trustee, or other nominee that holds your shares giving you the right to vote the shares and you have your 16-digit control number, you may change your vote by attending the virtual Annual Meeting and voting electronically.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

What is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the virtual Annual Meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. The Current Report on Form 8-K will be available on the Internet at our website, investor.alight.com.

Who will pay for the cost of soliciting proxies?

We will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors, agents and employees, in person or by telephone, electronic transmission or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. In addition, we have engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist us in the solicitation of proxies for an estimated fee of $12,500, plus reasonable expenses.

We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

61

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” In accordance with this procedure, notices are provided to many stockholders who hold their shares through a bank, broker or other holder of record (a “street- name stockholder”) and share a single address, but only one copy of our proxy statement and included periodic reports to stockholders will be delivered to that address unless contrary instructions from any stockholder at that address were received. This practice is intended to (i) lower the carbon footprint associated with our corporate activities and (ii) reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Alight, Inc., 4 Overlook Point, Lincolnshire, Illinois 60069, Attn.: Corporate Secretary or by contacting our Corporate Secretary by email at Corporate.Secretary@alight.com. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.

62	2023 PROXY STATEMENT

APPENDIX A Reconciliation of GAAP and Non-GAAP Information

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each of the non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measure in this Appendix A. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. For a more complete discussion of our financial performance, see our Financial Statements and Supplementary Data included in our Annual Report on Form 10-K.

Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. Adjusted EBITDA is a non-GAAP measure that is used by management and stakeholders to evaluate our core operating performance.

Full Year Results

We prepared our discussion of the results of operations by comparing the results of the Successor year ended December 31, 2022 to the combined Successor six months ended December 31, 2021 and Predecessor six months ended June 30, 2021. This presentation is not considered to be prepared in accordance with GAAP and has not been prepared as pro forma results under applicable regulations. We believe the combined results provide a more meaningful basis of comparison and is useful in identifying current business trends for the periods presented.

A-1

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Alight, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	DECEMBER 31, 2022	DECEMBER 31, 2021
(IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Assets

Current Assets

Cash and cash equivalents	$250	$372

Receivables, net	678	515

Other current assets	379	302

Total Current Assets Before Fiduciary Assets	1,307	1,189

Fiduciary assets	1,509	1,280

Total Current Assets	2,816	2,469

Goodwill	3,679	3,638

Intangible assets, net	3,872	4,170

Fixed assets, net	320	236

Deferred tax assets, net	6	3

Other assets	542	472

Total Assets	$11,235	$10,988

Liabilities and Stockholders’ Equity

Liabilities

Current Liabilities

Accounts payable and accrued liabilities	$508	$406

Current portion of long-term debt, net	31	38

Other current liabilities	300	401

Total Current Liabilities Before Fiduciary Liabilities	839	845

Fiduciary liabilities	1,509	1,280

Total Current Liabilities	2,348	2,125

Deferred tax liabilities	60	36

Long-term debt, net	2,792	2,830

Long-term tax receivable agreement	568	581

Financial instruments	97	135

Other liabilities	281	353

Total Liabilities	$6,146	$6,060

Commitments and Contingencies

Stockholders’ Equity

Preferred stock at $0.0001 par value: 1,000,000 shares authorized, none issued and outstanding	$—	$—

Class A Common Stock; $0.0001 par value, 1,000,000,000 shares authorized; 478,340,245 and 464,103,972 issued and outstanding as of December 31, 2022 and 2021, respectively	—	—

Class B Common Stock; $0.0001 par value, 20,000,000 shares authorized; 9,980,906 issued and outstanding as of December 31, 2022 and 2021, respectively	—	—

Class V Common Stock; $0.0001 par value, 175,000,000 shares authorized; 63,481,465 and 77,459,687 issued and outstanding as of December 31, 2022 and 2021, respectively	—	—

Class Z Common Stock; $0.0001 par value, 12,900,000 shares authorized; 5,595,577 issued and outstanding as of December 31, 2022 and 2021, respectively	—	—

Treasury stock, at cost (1,506,385 shares and none at December 31, 2022 and 2021, respectively)	(12)	—

Additional paid-in-capital	4,514	4,228

Retained deficit	(158)	(96)

Accumulated other comprehensive income	95	8

Total Alight, Inc. Equity	$4,439	$4,140

Noncontrolling interest	650	788

Total Stockholders’ Equity	$5,089	$4,928

Total Liabilities and Stockholders’ Equity	$11,235	$10,988

A-2	2023 PROXY STATEMENT

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Alight, Inc.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

	SUCCESSOR		PREDECESSOR
	YEAR ENDED DECEMBER 31, 2022	SIX MONTHS ENDED DECEMBER 31, 2021	SIX MONTHS ENDED JUNE 30, 2021
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Revenue	$3,132	$1,554	$1,361

Cost of services, exclusive of depreciation and amortization	2,080	1,001	888

Depreciation and amortization	56	21	38

Gross Profit	996	532	435

Operating Expenses

Selling, general and administrative	671	304	222

Depreciation and intangible amortization	339	163	111

Total operating expenses	1,010	467	333

Operating Income (Loss)	(14)	65	102

Other (Income) Expense

(Gain) Loss from change in fair value of financial instruments	(38)	65	—

(Gain) Loss from change in fair value of tax receivable agreement	(41)	(37)	—

Interest expense	122	57	123

Other (income) expense, net	(16)	3	9

Total other (income) expense, net	27	88	132

Income (Loss) Before Income Tax Expense (Benefit)	(41)	(23)	(30)

Income tax expense (benefit)	31	25	(5)

Net Income (Loss)	(72)	(48)	(25)

Net loss attributable to noncontrolling interests	(10)	(13)	—

Net (Loss) Income Attributable to Alight, Inc.	$(62)	$(35)	$(25)

A-3

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Alight, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	SUCCESSOR		PREDECESSOR
	YEAR ENDED DECEMBER 31, 2022	SIX MONTHS ENDED DECEMBER 31, 2021	SIX MONTHS ENDED JUNE 30, 2021
(IN MILLIONS)

Cash flows from operating activities

Net loss	$(72)	$(48)	$(25)

Adjustments to reconcile net loss to net cash provided by (used for) operations:

Depreciation	79	31	49

Intangible amortization expense	316	153	100

Noncash lease expense	25	11	10

Financing fee and premium amortization	(2)	(2)	9

Share-based compensation expense	181	67	5

(Gain) loss from change in fair value of financial instruments	(38)	65	—

(Gain) loss from change in fair value of tax receivable agreement	(41)	(37)	—

Release of unrecognized tax provision	(31)	—	1

Deferred tax expense (benefit)	26	—	(1)

Other	1	11	1

Change in assets and liabilities:

Receivables	(136)	(28)	51

Accounts payable and accrued liabilities	72	56	(45)

Other assets and liabilities	(94)	(222)	(97)

Cash provided by (used for) operating activities	$286	$57	$58

Cash flows from investing activities

Acquisition of businesses, net of cash acquired	(87)	(1,793)	—

Capital expenditures	(148)	(59)	(55)

Cash used for investing activities	$(235)	$(1,852)	$(55)

Cash flows from financing activities

Net increase (decrease) in fiduciary liabilities	229	266	(15)

Distributions of equity	—	(1)	—

Borrowings from banks	104	627	110

Financing fees	(3)	(8)	—

Repayments to banks	(141)	(120)	(124)

Principal payments on finance lease obligations	(30)	(14)	(17)

Tax payment for shares/units withheld in lieu of taxes	(8)	(11)	(1)

Deferred and contingent consideration payments	(85)	(2)	(1)

FTAC share redemptions	—	(142)	—

Proceeds related to FTAC investors	—	1,813	—

Repurchase of shares	(12)	—	—

Other financing activities	—	(8)	(16)

Cash provided by (used for) financing activities	$54	$2,400	$(64)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	11	—

Net increase (decrease) in cash, cash equivalents and restricted cash	107	616	(61)

Cash, cash equivalents and restricted cash at beginning of period	1,652	1,036	1,536

Cash, cash equivalents and restricted cash at end of period	$1,759	$1,652	$1,475

A-4	2023 PROXY STATEMENT

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Alight, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures

(Unaudited)

	SUCCESSOR		PREDECESSOR
	YEAR ENDED DECEMBER 31, 2022	SIX MONTHS ENDED DECEMBER 31, 2021	SIX MONTHS ENDED JUNE 30, 2021
(IN MILLIONS)

Net Income (Loss)	$(72)	$(48)	$(25)

Interest expense	122	57	123

Income tax expense (benefit)	31	25	(5)

Depreciation	79	31	49

Intangible amortization	316	153	100

EBITDA	476	218	242

Share-based compensation	181	67	5

Transaction and integration expenses(1)	19	13	—

Non-recurring professional expenses(2)	—	19	18

Restructuring	63	5	9

(Gain) Loss from change in fair value of financial instruments	(38)	65	—

(Gain) Loss from change in fair value of tax receivable agreement	(41)	(37)	—

Other(3)	(1)	(7)	4

Adjusted EBITDA	$659	$343	$278

Capital expenditures	(148)	$(59)	$(55)

Adjusted EBITDA less Capital Expenditures	$511	$284	$223

Revenue	$3,132	$1,554	$1,361

Adjusted EBITDA Margin(4)	21.0%	22.1%	20.4%

(1) Transaction and integration expenses related to acquisition activity.

(2) Non-recurring professional expenses includes external advisor and legal costs related to the Company’s Business Combination completed in 2021.

(3) For the year ended December 31, 2022, other primarily includes expenses related to debt refinancing completed in the first quarter of 2022 and other non-operational activities. For the Successor six months ended December 31, 2021 and the Predecessor six months ended June 30, 2021, other primarily includes activities related to long-term incentives.

(4) Adjusted EBITDA Margin defined as Adjusted EBITDA as a percentage of revenue.

A-5

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Alight, Inc.

Reconciliation of Segment Adjusted EBITDA to Income (Loss) Before Income Tax Benefit

(Unaudited)

	SEGMENT PROFIT(4)
	SUCCESSOR		PREDECESSOR
	YEAR ENDED DECEMBER 31, 2022	SIX MONTHS ENDED DECEMBER 31, 2021	SIX MONTHS ENDED JUNE 30, 2021
(IN MILLIONS)

Employer Solutions	$659	$344	$274

Professional Services	1	1	7

Hosted Business	(1)	(2)	(3)

Total Adjusted EBITDA of all reportable segments	659	343	278

Share-based compensation	181	67	5

Transaction and integration expenses(1)	19	13	—

Non-recurring professional expenses(2)	—	19	18

Restructuring	63	5	9

Other(3)	15	(10)	(5)

Depreciation	79	31	49

Intangible amortization	316	153	100

Operating Income (Loss)	(14)	65	102

(Gain) Loss from change in fair value of financial instruments	(38)	65	—

(Gain) Loss from change in fair value of tax receivable agreement	(41)	(37)	—

Interest expense	122	57	123

Other (income) expense, net	(16)	3	9

Income (Loss) Before Income Tax Expense (Benefit)	$(41)	$(23)	$(30)

(1) Transaction and integration expenses related to acquisition activity.

(2) Non-recurring professional expenses includes external advisor and legal costs related to the Company’s Business Combination completed in 2021.

(3) For the Successor year ended December 31, 2022, other primarily includes expenses related to debt refinancing completed in the first quarter of 2022 and other non-operational activities. For the Successor six months ended December 31, 2021 and the Predecessor six months ended June 30, 2021, other primarily includes activities related to long-term incentives.

(4) Segment Profit is defined as Segment Adjusted EBITDA

6	2023 PROXY STATEMENT

ALIGHT, INC. 4 OVERLOOK POINT LINCOLNSHIRE, IL 60069 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ALIT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06759-P89756 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALIGHT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Withhold 1a. Daniel S. Henson 1b. Richard N. Massey 1c. Kausik Rajgopal 1d. Stephan D. Scholl The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. 3. To approve, on an advisory (non-binding) basis, the 2022 compensation paid to our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.    V06760-P89756 ALIGHT, INC. Annual Meeting of Stockholders May 17, 2023 1:00 PM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Stephan D. Scholl, Martin T. Felli and Katie J. Rooney as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Alight, Inc. held of record by the undersigned on March 27, 2023, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ALIT2023 on May 17, 2023, or any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS, INCLUDING WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side